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                           L E A S E  A G R E E M E N T

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SOUTH PALM BEACH FINANCIAL CORP.

          Landlord


and



FIRST COLONIAL SECURITIES GROUP, INC.
-------------------------------------
           Tenant



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                                    TABLE OF
                                    CONTENTS

ARTICLE                       CAPTION                                       PAGE NO.
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
ARTICLE I .....................................................................  1
     DEFINITIONS ..............................................................  1
           Section 1.1     "Additional Rent," .................................  1
           Section 1.2     "Annual Factor" ....................................  1
           Section 1.3     "Annual Rent" ......................................  1
           Section 1.4     "Applicable Month of Adjustment" ...................  1
           Section 1.5     "B.O.M.A." .........................................  1
           Section 1.6     "Base Rent" ........................................  1
           Section 1.7     "Building" .........................................  1
           Section 1.8     "Building Land" ....................................  1
           Section 1.9     "Business Days" ....................................  1
           Section 1.10    "Commencement Date" ................................  2
           Section 1.11    "Common Areas" .....................................  2
           Section 1.12    "Complex" ..........................................  2
           Section 1.13    "Default" ..........................................  2
           Section 1.14    "Fiscal Year" ......................................  2
           Section 1.15    "Index" ............................................  2
           Section 1.16    "Landlord" .........................................  2
           Section 1.17    "Lease Year" .......................................  2
           Section 1.18     Notice Addresses ..................................  2
           Section 1.19    "Normal Business Hours" ............................  2
           Section 1.20    "Premises" .........................................  2
           Section 1.21    "Rentable AREA" ....................................  2
           Section 1.22    "Rent" .............................................  3
           Section 1.23    "Security Deposit" .................................  3
           Section 1.24    "Specific Brokers" .................................  3
           Section 1.25    "Tenant" ...........................................  3
           Section 1.26    "Tenant's Proportionate Share" .....................  3
           Section 1.27    "Tender of Possession", "Tenders Possession" or
                           "Tendered Possession" ..............................  3
           Section 1.28    "Term" .............................................  3
           Section 1.29    "Use" ..............................................  3

ARTICLE II ....................................................................  3
     PREMISES .................................................................  3

ARTICLE III ...................................................................  3
     BUILDING, PREMISES AND TERM ..............................................  3
           Section 3.1 Term ...................................................  3
           Section 3.2 Acceptance of Leased Premises ..........................  3
           Section 3.3 Quiet Enjoyment ........................................  4
           Section 3.4 Not Completed ..........................................  4

ARTICLE IV ....................................................................  4
     RENT AND ADJUSTMENT TO RENT ..............................................  4
           Section 4.1    Payment of Annual Rent ..............................  4
           Section 4.2    Adjustment of Rent ..................................  4
           Section 4.3    Tenant Personal Property ............................  4
           Section 4.4    Tenant Utilities ....................................  5
           Section 4.5    Common Areas and Operating Expenses .................  5
           Section 4.5.1  Common Areas ........................................  5
           Section 4.5.2  Operating Expenses ..................................  5
           Section 4.6    Left Blank Intentionally ............................  5
           Section 4.7    Sales Tax ...........................................  5
           Section 4.8    Place for Payment of Rent ...........................  5
           Section 4.9    Gross Rent ..........................................  6

ARTICLE V .....................................................................  6
     CONSTRUCTION OF PREMISES .................................................  6

ARTICLE VI ....................................................................  6
     SIGNS ....................................................................  6

ARTICLE VII ...................................................................  6
     SERVICES .................................................................  6

ARTICLE VIII ..................................................................  8
     USE ......................................................................  8

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
ARTICLE                       CAPTION                                       PAGE NO.
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
ARTICLE IX ....................................................................  8
    FINANCING .................................................................  8
         Section 9.1 Subordination ............................................  8
         Section 9.2 Attornment ...............................................  8
         Section 9.3 Joinders .................................................  9
         Section 9.4 Lender's Approval ........................................  9

ARTICLE X .....................................................................  9
    ASSIGNMENT, SUBLETTING, PLEDGING OR ENCUMBERING OF LEASE ..................  9

ARTICLE XI .................................................................... 12
    ADDITIONAL COVENANTS ...................................................... 12
         Section 11.1 Additional Covenants of Tenant .......................... 12
         Section 11.2 Rules and Regulations ................................... 12
         Section 11.3 Compliance with Laws and Requirements
                      Governmental Authorities ................................ 12

ARTICLE XII ................................................................... 12
    DEFAULT ................................................................... 12
         Section 12.1 Immediate Default-Bankruptcy, Receivership,
                      Insolvency .............................................. 12
         Section 12.2 Monetary Default ........................................ 12
         Section 12.3 Other Defaults .......................................... 12
         Section 12.4 Abandonment of Premises ................................. 12
         Section 12.5 Landlord's Remedies Upon Default ........................ 13
         Section 12.6 Notice .................................................. 13
         Section 12.7 Attorneys' Fees and Costs ............................... 13
         Section 12.8 Interest ................................................ 13
         Section 12.9 Late Charge ............................................. 14

ARTICLE XIII .................................................................. 14
    LANDLORD'S INTEREST NOT SUBJECT TO ........................................ 14
         Section 13.1 Landlord's Interest Not Subject to Liens ................ 14
         Section 13.2 Tenant's Obligation to Remove Liens ..................... 14

ARTICLE XIV ................................................................... 15
    REPAIRS AND MAINTENANCE ................................................... 15
         Section 14.1 Repairs by Landlord ..................................... 15
         Section 14.2 Repairs and Maintenance by Tenant ....................... 15

ARTICLE XV .................................................................... 15
    ADDITIONS AND ALTERATIONS ................................................. 15
         Section 15.1 By Landlord ............................................. 15
         Section 15.2 By Tenant ............................................... 15

ARTICLE XVI ................................................................... 16
    INSURANCE ................................................................. 16
         Section 16.1 Insurance Coverage ...................................... 16
         Section 16.2 Policy Standard ......................................... 16
         Section 16.3 Named Insured ........................................... 17
         Section 16.4 Waiver of Subrogation ................................... 17
         Section 16.5 Certificates ............................................ 17
         Section 16.6 Re-evaluation of Coverage ............................... 17
         Section 16.7 Landlord's Right to Make insurance Payments ............. 17
         Section 16.8 Compliance with Policies ................................ 18

ARTICLE XVII .................................................................. 18
    INDEMNITY ................................................................. 18

ARTICLE XVIII ................................................................. 19
    LIEN FOR RENT AND LANDLORD'S PROPERTY ..................................... 19
        Section 18.1 Lien for Rent ............................................ 19
        Section 18.2 Landlord's Property ...................................... 19

ARTICLE XIX ................................................................... 19
    REMEDIES CUMULATIVE -- WAIVER NOT TO BE INFERRED .......................... 19

ARTICLE XX .................................................................... 20
    RIGHT OF INSPECTION ....................................................... 20
        Section 20.1 Right of Inspection ...................................... 20

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
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ARTICLE                       CAPTION                                       PAGE NO.
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        Section 20.2 Access.................................................... 20
        Section 20.3 Ducts .................................................... 20
        Section 20.4 Changes to Building ...................................... 20
        Section 20.5 Right to Exhibit Premises ................................ 20

ARTICLE XXI ................................................................... 20
    SURRENDER UPON TERMINATION ................................................ 20

ARTICLE XXII .................................................................. 21
    DURATION OF LIABILITY ..................................................... 21
        Section 22.1 Duration of Liability .................................... 21
        Section 22.2 Damage to Property or Persons ............................ 21
        Section 22.3 Limit of Liability ....................................... 22

ARTICLE XXIII ................................................................. 22
    TIME OF ESSENCE ........................................................... 22

ARTICLE XXIV .................................................................. 22
    EMINENT DOMAIN ............................................................ 22
        Section 24.1 Tenant's Duty ............................................ 22
        Section 24.2 Condemnation ............................................. 22
        Section 24.3 Governmental Action Short of Physical Taking ............. 23

ARTICLE XXV ................................................................... 23
    DAMAGE OR DESTRUCTION OF BUILDING ......................................... 23
        Section 25.1 Tenant's Duty ............................................ 23
        Section 25.2 Rent Abatement ........................................... 23
        Section 25.3 Substantial Destruction .................................. 23
        Section 25.4 Repair of Damage ......................................... 23

ARTICLE XXVI .................................................................. 23
          NOTICES ............................................................. 23

ARTICLE XXVII ................................................................. 24
    ESTOPPEL CERTIFICATE, PROHIBITION OF RECORDING LEASE ...................... 24
        Section 27.1 Estoppel Certificate ..................................... 24
        Section 27.2 Lease Not to be Recorded ................................. 24

ARTICLE XXVIII ................................................................ 24
    REPRESENTATIONS AND AGREEMENTS ............................................ 24

ARTICLE XXIX .................................................................. 24
    SECURITY DEPOSIT .......................................................... 24

ARTICLE XXX ................................................................... 25
    EXCUSE OF LANDLORD'S PERFORMANCE .......................................... 25

ARTICLE XXXI .................................................................. 25
    RELATIONSHIP OF THE PARTIES ............................................... 25

ARTICLE XXXII ................................................................. 25
    REQUIREMENT OF EXECUTION .................................................. 25

ARTICLE XXXIII ................................................................ 25
    SCOPE OF LEASE ............................................................ 25

ARTICLE XXXIV ................................................................. 25
    GOVERNING LAW ............................................................. 25

ARTICLE XXXV .................................................................. 26
    ACCORD AND SATISFACTION ................................................... 26

ARTICLE XXXVI ................................................................. 26
    PROVISIONS RELATING TO INTERPRETATION ..................................... 26

ARTICLE XXXVII ................................................................ 26
    EFFECT OF INVALIDITY OF ANY PROVISION ..................................... 26

ARTICLE XXXVIII ............................................................... 26
    BROKERAGE ................................................................. 26

ARTICLE XXXIX ................................................................. 26
   JOINT PREPARATION .......................................................... 26

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
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ARTICLE                       CAPTION                                       PAGE NO.
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ARTICLE XL .................................................................... 26
    RADON GAS ................................................................. 26

ARTICLE XL .................................................................... 27
    PARKING SPACES ............................................................ 27

ARTICLE XLII .................................................................. 27
    CONDITION OF PREMISES ..................................................... 27

EXHIBIT "A" ................................................................... 28
    LEGAL DESCRIPTION - BUILDING LAND ......................................... 28

EXHIBIT "B" ................................................................... 29
    FLOOR PLAN ................................................................ 29

EXHIBIT "C" ................................................................... 30
    RULES AND REGULATIONS ..................................................... 30

EXHIBIT "D" ................................................................... 33
    JANITORIAL SERVICES ....................................................... 33

                                 LEASE AGREEMENT
                                 ---------------

         THIS LEASE AGREEMENT ("Lease") made by and between South Palm Beach Financial Corporation, having its principal office at 1499 W. Palmetto Park Rd., Suite 400, Boca Raton, Florida 33486 ("Landlord") and First Colonial Securities Group, Inc. having its principal office at 1499 W. Palmetto Park Road, Suite 312, Boca Raton, Florida 33486 ("Tenant").


                                   WITNESSETH:

         In consideration of the respective representations and agreements here contained, Landlord and Tenant covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         In addition to the words and terms elsewhere defined in this Lease, the following words and terms as used in this Lease shall have the following meanings unless the context or use indicates another or different meaning intent:

         Section 1.1 "Additional Rent," shall mean including, but not limited to Florida State Sales and Use Tax and after hours air conditioning.

         Section 1.2 "Annual Factor" not applicable.

         Section 1.3 "Annual Rent" shall mean an amount which shall initially be the Base Rent for one year and shall be adjusted upwards on each, Applicable Month of Adjustment whereby the Base Rent then in effect shall be adjusted upwards per Section 4.2.

         Section 1.4 "Applicable Month of Adjustment" shall be the first day of the first month following the end of the first Lease Year (i.e. the first day of the second Lease Year) and the first day of each and every Lease Year thereafter.

         Section 1.5 "B.O.M.A." shall mean the Standard Method of Floor Measure as published by the Building Owners and Managers Association International Reprint May 1981 ANSIZ65.1-1980 (Revision of ANSIZ65.1-1972) approved July 31, 1980 by the American National Standards Institutes, Inc. Mutually agree common areas shall be Fourteen and 76/100 percent (14.76%).

         Section 1.6 "Base Rent" for year one of the Lease shall be the sum $45,780.00 (forty-five thousand seven hundred and eighty dollars plus tax at $3,815.00 (three thousand eight hundred and fifteen dollars) plus tax each month. However, the first month, May, shall be rent free. The sum of $9,043.90 is due upon the execution of this Lease. This sum represents the security deposit and June 1995 rent inclusive of tax.

         Section 1.7 "Building" shall mean that structure as is located on the Building Land.

         Section 1.8 "Building Land" shall mean that certain real property more particularly described on Exhibit "A" annexed hereto and made a part hereof

         Section 1. 9 "Business Days" shall mean all days except Saturday, Sunday and days observed by the Federal or State government as legal holidays.




                                        1


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         Section 1.10 "Commencement Date" shall mean (subject to the provisions of Article V and Section 3.4) the 1st (first) day of May, 1995.

         Section 1.11 "Common Areas" shall mean the following areas as initially constructed or as the same may by enlarged or reduced at any time hereinafter):
(i) any areas of the Building devoted to lobbies, hallways, elevators, restrooms, janitorial closets, vending areas and other similar facilities provided for the common use or benefit of tenants generally and/or for the public located in the Building; (ii) within the exterior walls of the Building used for mechanical rooms, electrical facilities, telephone closet, building stairs, fire towers, elevator shafts, vents, stacks, pipe shafts and vertical ducts (but shall not include any such areas designated for the exclusive use and benefit of the Tenant); (iii) those portions of the Building Land which are provided and maintained for the common use and benefit of Landlord and tenants of the Building generally and employees and invitees and licensees of Landlord and such tenants; including, without limitation, all parking areas and all streets, sidewalks and landscaped areas comprising the Building Land.

         Section 1.12 "Complex" shall mean the Building Land as may be increased or decreased together with all improvements constructed thereon from time to time including, but not limited to the Building and the Common Areas.

         Section 1.13 "Default" shall mean a breach of this Lease by Tenant which entitles the Landlord to exercise the remedies set forth in this Lease

         Section 1.14 "Fiscal Year" shall mean the twelve (12) month period commencing January 1st and ending on the following December 31st.

         Section 1.15 "Index" not applicable.

         Section 1.16 "Landlord" shall mean South Palm Beach Financial Corporation, its grantees, successors and assigns.

         Section 1.17 "Lease Year" shall mean each twelve (12) month period beginning on the Commencement Date and each anniversary thereof, provided the Commencement is on the first day of a month. If the Commencement Date falls on a day other than the first day of a month, then the first Lease Year shall begin on the first day of the calendar month next following the Commencement Date. If the Commencement Date falls on a day other than the first day of a month, then the Term shall be extended by the period of time ("Partial Lease Year") from such Commencement Date through the end of the calendar month in which the Commencement Date falls.

         Section 1.18 Notice Addresses:

          To Landlord:     Leland M. Morris
                           South Palm Beach Financial Corporation
                           1499 W. Palmetto Park Rd.
                           Suite 400
                           Boca Raton, Florida 33486

          To Tenant:       Michael Golden, President
                           First Colonial Securities Group, Inc.
                           1499 W. Palmetto Park Road, Suite 312
                           Boca Raton, Florida 33486

         Section 1.19 "Normal Business Hours" shall mean 8:00 a.m. to 5:30 p.m. during Business Days.

         Section 1.20 "Premises" shall mean the portion of the 3rd (third) floor of the Building being substantially identified by labeling on the floor plan annexed hereto and made a part hereof as Exhibit "B" to be known as Suite 312.

         Section 1.21 "Rentable AREA" shall mean 2,775 square feet. The term Rentable Area is comprised of rentable area in the Premises based on the B.O.M.A. method and adding thereto an amount which allocates a portion of


                                        2


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other Common Areas located in the Building. This is an agreed amount square footage and actual square footage may vary, but neither party shall be entitled to any increase or decrease in rent as a result of such difference if any.

         Section 1.22 "Rent" shall mean all Annual Rent as total gross rent inclusive of all "Operating Expenses".

         Section 1.23 "Security Deposit" - shall mean the sum of $5,000.00 (five thousand dollars), which Security Deposit shall be held in accordance with the terms of the Lease, including, but not limited to, the provisions of Article XXIX.

         Section 1.24 "Specific Brokers" N/A

         Section 1.25 "Tenant" shall mean First Colonial Securities Group, Inc. and its heirs, personal representatives, successors and permitted assigns.

         Section 1.26 "Tenant's Proportionate Share" not applicable.

         Section 1.27 "Tender of Possession", "Tenders Possession" or "Tendered Possession" shall mean the point in time in which the Landlord delivers the Premises to Tenant in such a condition as to complete Tenant's Work in accordance with Landlord's Work.

         Section 1.28 "Term" shall mean 5 (five) year(s) beginning on 1st (first) day of May 1995 and terminating on the 30th (thirtieth) day April 2000.


         Section 1.29 "Use" shall mean General Office.

                                   ARTICLE II
                                    PREMISES
                                   ----------

         Landlord does hereby demise and lease to Tenant and Tenant hires from Landlord the Premises within the Building upon the Building Land subject to the terms provided in this Lease to have and to hold for or the Term unless the Term shall be sooner terminated as hereinafter provided.

                                  ARTICLE III
                          BUILDING, PREMISES AND TERM
                          ---------------------------

         Section 3.1 Term. The Term shall commence on the Commencement Date. The Landlord shall permit the Tenant, its agents, employees and contractors to have the ability to enter the Premises prior to the Commencement Date for the purpose of taking measurements and performing other work required in connection with Tenant's prospective occupancy thereof, provided such entry does not interfere with Landlord's general construction of the Building (or any portion thereof) and/or Landlord's work to be done, if any, in preparing the Premises for Tenant and/or other tenant's occupancy. Notwithstanding the foregoing, the Tenant shall not be permitted access to the Premises until such time as (i) the Tenant has provided Landlord with the insurance required by Article XVI; (ii) Tenant has contacted Landlord and coordinated such entry to the Premises with the Landlord and Landlord's general contractor; and (iii) the Tenant shall provide Landlord operations of Tenant within the Premises and, except where necessary as determined by Landlord's architect no pipes, conduits, utility lines or wires installed by Landlord shall be exposed in the Premises.

         Section 3.2 Acceptance of Leased Premises. As often as may be reasonably requested by Landlord, Tenant shall promptly and without cost to Landlord, execute, acknowledge and deliver to Landlord and/or Landlord's mortgagee a written acceptance or estoppel certificate with respect to the Premises and/or this Lease in form and substance acceptable to Landlord. The taking of possession by Tenant of the Premises shall be conclusive evidence that the Premises were in good and satisfactory condition at the time such Premises were taken; provided, however, that the Tenant will have

                                        3


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the right to provide Landlord with a written notice of any punch-list items within fifteen (15) days after the Commencement Date, specifying in detail, any items, with reasonable particularity, that do not comply with Landlord's obligations under this Lease.

         Section 3.3 Quiet Enjoyment. Tenant, upon paying the rents herein reserved and performing and observing all of the other terms, covenants and conditions of this Lease on Tenant's part to be performed and observed, shall peacefully and quietly have, hold and enjoy the Premises during the Term, subject, nevertheless, to the terms of this Lease and to any mortgage ground or underlying leases, agreements and encumbrances to which this Lease is subordinate.

         Section 3.4 Not Completed. If the Landlord is unable to Tender Possession of the Premises on the Commencement Date, the Landlord shall not be subject to any liability for said delay and the validity of this Lease shall not be impaired under such circumstances, nor shall same be construed in any way to extend the term of this Lease. In fact, Landlord and Tenant mutually agree that it is anticipated that the Premises will not be ready anytime prior to June 30, 1995 because of the improvements requested by Tenant in Article XLII. Tenant agrees that full rental payments shall commence June 1, 1995 even if the Premises are not ready at that time for occupancy as contemplated herein. This understanding is a material inducement to Landlord to enter into this Lease. However, in the event the Premises are not ready by July 1, 1995 the Rent payable hereunder shall be abated (provided Tenant, or anyone acting by, through or under Tenant, is not responsible for the inability of Landlord to Tender Possession to Tenant) until Landlord has Tendered Possession of the Premises to Tenant.

                                   ARTICLE IV
                           RENT AND ADJUSTMENT TO RENT
                           ---------------------------

         Section 4.1 Payment of Annual Rent. Tenant shall pay Landlord without previous demand therefore and without any setoffs or deductions whatsoever, the Annual Rent for each Lease Year during the Term, which Annual Rent shall be payable in equal monthly installments, payable on the first (1st) day of each month in advance. If the Term commences on a day other than the first day of a calendar month, Tenant shall additionally pay to Landlord on the first day of the Term a pro rata amount of such Annual Rent for such Partial Lease year of the Term calculated on the basis of a thirty (30) day calendar month with the then next installment of Annual Rent being due on the first day of the next calendar month following the month of the Commencement Date

         Section 4.2 Adjustment of Rent. The Rent for each successive year shall be as follows:

         (a) For the second year $48,069.00 (forty-eight thousand and sixty-nine dollars) plus tax at $4,005.75 (four thousand and five dollars and seventy-five cents) plus tax per month;

         (b) For the third year $50,472.00 (fifty thousand four hundred and seventy-two dollars) plus tax at $4,206.00 (four thousand two hundred and six dollars) plus tax per month;

         (c) For the fourth year $52,992.00 (fifty-two thousand nine hundred and ninety-two dollars) plus tax at $4,416.00 (four thousand four hundred and sixteen dollars) plus tax per month;

         (d) For the fifth year $55,644.00 (fifty-five thousand six hundred and forty-four dollars) plus tax at $4,637.00 (four thousand six hundred and thirty-seven dollars) plus tax per month.

         Section 4.3 Tenant Personal Property

         (a) Tenant shall pay, prior to delinquency, any and all taxes and assessments levied or assessed during the Term of this Lease, upon or against:
(i) all furniture, fixtures, equipment and any other personal property installed or located within the Premises; and (ii) the Rent payable hereunder by Tenant to Landlord (other than Landlord's Federal and State income taxes thereon).

         (b) Should any governmental agency require that a tax (including, but not limited to, a sales or use tax) be remitted by Landlord, for and on behalf of said governmental authority and from time to time forwarded by the Landlord to said governmental authority, the same shall be paid by Tenant to Landlord and be collectible by Landlord and payment thereof enforced in the

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same fashion as provided for the enforcement of payment of Rent hereunder and for the purpose of enforcing payment thereof, shall be deemed Additional Rent hereunder, payable monthly.

         Section 4.4 Tenant Utilities. not applicable

         Section 4.5 Common Areas and Operating Expenses.

         Section 4.5.1 Common Areas. All Common Areas, and other common facilities made available by Landlord to Tenant in or about any portion the Building shall be subject to the exclusive control and management Landlord, expressly reserving to Landlord, without limitation, the right, at its option, to construct additional stories to the Building or to construct other buildings in the Complex, or otherwise. Landlord hereby expressly reserves the right from time to time, to construct, maintain and operate lighting and other facilities, equipment or signs on all or any portion of the Building and/or Building Land; to change the area, level, location and arrangement of the parking areas and other facilities forming a part of the Complex; to restrict parking by tenants or other occupants of the Building and their employees, agents, subtenants concessionaires and licensees; close temporarily all or any portion of the Common Areas for the purpose of making repairs or changes thereto; to establish, modify and enforce reasonable rules and regulations with respect to the Building and the use to be made thereof. Landlord shall operate, manage, equip, light, maintain and insure the Building in such manner as Landlord may from time to time determine, and Landlord shall have the right and exclusive authority to employ and discharge all personnel with respect thereto. Tenant is hereby given a nonexclusive license to use, during the Term, the Common Areas as they may now or at any time during the Term exist; provided, however, that if the size, location or arrangement of such Common Areas or the type of facilities at any time forming a part thereof be changed or diminished, Landlord shall not be subject to any liability therefor, nor shall Tenant be entitled to any compensation or diminution or abatement of Rent therefor, nor shall such change or diminution of such areas be deemed a constructive or actual eviction. Landlord reserves the right to grant to third parties the nonexclusive right to cross over and use in common with Landlord and all tenants of the Building, the Common Areas as designated from time to time by Landlord. In order to establish that the Building and/or the Building Land and any portion thereof is, and will continue to remain private property and to prevent a dedication thereof or the accrual of any rights to any persons of the public therein, Landlord hereby reserves the unrestricted right to close all or any portion of the Building owned, leased or controlled by the Landlord to the general public for one (1) day in each calendar year and in connection therewith, to seal off all entrances to the Building, or any portion thereof. Tenant hereby acknowledges, consents and agrees that any and/or all services, facilities and access by the public to the Building may be suspended in whole or in part during such reasonable hours as Landlord feels necessary on legal holidays, or such other days as may be declared by local, state or federal authorities as days of observance, and/or during any periods of actual or threatened civil commotion, insurrection or other circumstances beyond Landlord's control. The Tenant further understands that Landlord in its sole and absolute discretion shall have the right to develop and/or redevelop the Building and/or the Building Land in such manner Landlord shall desire.

         Section 4.5.2 Operating Expenses.- not applicable.

         Section 4.6 Left Blank Intentionally.

         Section 4.7 Sales Tax. Tenant shall pay all applicable sales and use taxes, now or hereafter imposed by any and all taxing authorities, on Rent at the time such rental payments are due to be paid.

         Section 4.8 Place for Payment of Rent. Tenant covenants and agrees to pay Landlord the Rent at the office of the Landlord as set forth in this Lease or at such other place as Landlord may hereinafter from time to time designate to Tenant in accordance with the notice provisions of this Lease. All payments due from Tenant to Landlord pursuant to this Lease shall be paid in legal tender of the United States of America without demand or right setoff or abatement.

         Section 4.9 Gross Rent. It is agreed between the parties that this Lease is a "gross lease" and that the payments of Rent and of all other payments to be made to the Landlord hereunder are to be net to Landlord.

                                    ARTICLE V
                            CONSTRUCTION OF PREMISES
                            ------------------------

         The Premises shall be constructed by Landlord and Tenant substantially in accordance with the provisions, annexed hereto and made a part hereof. The facilities, material and work to be furnished, installed and performed in the Premises by the Landlord, pursuant to Exhibit "B", are hereinafter referred to as "Landlord's Work" and all other facilities and work which may be undertaken by or for the account of Tenant to equip, decorate and furnish the Premises for Tenant's occupancy including but not limited to that set forth on Exhibit "B" annexed hereto and made a part hereof are hereinafter referred to as "Tenant's Work". Landlords work shall be of a standard similar to other Buildings of this type and in concert with Industry Standards. In the event of any dispute between Landlord and Tenant as to the quality of materials or construction of the Premises any determinations shall be at the sole discretion of Landlord.

                                   ARTICLE VI
                                      SIGNS
                                      -----

         Tenant shall not construct any signs on the Premises or any other portion of the Complex. The Landlord will provide and install, at Tenant's sole expense, all letters or numerals on doors entering the Premises. All such letters and numerals shall be in the standard graphics as approved in writing by Landlord for the Building and no others shall be permitted on the Premises without the Landlord's prior written consent which consent may be arbitrarily withheld. Tenant shall not display or affix any sign advertising, placard, insignia, decal, informational material, advertising matter or any other item or items on the surface of any exterior door, wall or window within five feet (5') of same or in any other manner as to be clearly visible outside of the Premises. The Landlord shall have the right without notice to Tenant and without liability for damage to the Premises, reasonably cause thereby, to remove any item displayed or affixed in violation of the foregoing provision.

                                   ARTICLE VII
                                    SERVICES
                                    --------


         Landlord agrees to furnish Tenant the following services:

         (a) During Normal Business Hours for the Building, central air conditioning at not greater than approximately 78 degrees and central heat is not less than approximately 68 degrees, or as required by governmental authority; provided however, air conditioning and heating service at times other than for Normal Business Hours for the Building shall be furnished only upon the written request of Tenant delivered to Landlord prior to 12:00 p.m. at least one
(1) business day in advance of the date such additional service is requested. Tenant shall bear the entire cost of such additional service as such costs are determined by Landlord from time to time on a reasonable basis based on estimated usage. The Landlord reserves the right to comply with any energy conservation measures either suggested or required by governmental agencies including the possible elimination of heating and cooling on certain days as a part of a governmental sponsored energy conservation program. In the event, in the reasonable opinion of the Landlord, Tenant has excessive equipment in use on the Premises and/or the electricity or other utility source required for the use of the equipment shall at any time exceed that which is routine usage as a result of Tenant's activities, then Tenant shall pay the additional costs attributable thereto as Additional Rent upon presentation of a statement therefor by Landlord;

         (b) Routine maintenance and electric lighting service for all Common Areas of the Building in the manner and to the extent deemed by Landlord to be standard;

         (c) Janitor service to the Premises shall be performed in accordance with the terms of Exhibit "D" annexed hereto and made a part hereof (as same may be reasonably amended by Landlord from time to time to account for changes with Landlord's cleaning personnel or contractors); provided however, if Tenant's floor covering or other improvements to the Premises require special treatment, or, if in the reasonable opinion of Landlord, such cleaning or maintenance requirement shall at any time exceed that which is routine cleaning or maintenance as a result of Tenant's activities, then Tenant shall pay the additional costs attributable thereto as Additional Rent upon presentation of a statement therefor by Landlord. General janitorial services to the Premises such as dusting, sweeping and removal of ordinary office refuse from Tenant's waste receptacles shall be included as part the services provided Landlord shall not be responsible for the cleaning of any carpeting in the Premises other than vacuum sweeping on a periodic basis. In no event shall Landlord have any Liability for any loss, theft or damage to the property of Tenant by reason of any activity of Landlord's cleaning personnel;

         (d) A building directory that shall include the name of Tenant. The size and location of the name so listed and the location of the directory shall be at the sole discretion of Landlord;

         (e) All building standard fluorescent bulb replacement in the Premises and fluorescent and incandescent bulb replacement in the Common Areas;

         (f) Security in the form of limited access to the Building during other than Normal Business Hours shall be provided in such form as Landlord deems reasonably appropriate. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary or for damages done by unauthorized persons on the Complex and neither shall Landlord be required to insure against any such losses. Tenant shall cooperate fully in Landlord's efforts to maintain security at the Complex and shall follow all reasonable regulations promulgated by Landlord with respect thereto. The Tenant shall be required to pay for all costs and expenses with respect to security personnel and security systems which Tenant shall require with respect to its Premises;

         (g) Elevator service to each floor of the Building, provided that Tenant shall be permitted to use such elevators for the purpose of moving bulky property in and out of the Building only during other than Normal Business Hours and only after first obtaining Landlord's consent to such use, request for such use to be submitted not less than two (2) business days in advance of each move. Tenant shall promptly reimburse Landlord for all costs associated with the after-hours operation of the elevator service for moving purposes, including, without limitation, the cost of any operator or security personnel, and Tenant shall also promptly reimburse Landlord's cost to repair any damage to the elevator cab(s) or the Building or other portion of the Complex resulting from Tenant's moving.

         The failure by Landlord to any extent to furnish the defined services as noted above, in whole or in part, or the interruption or termination of same resulting from causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction (constructive or otherwise) of Tenant, nor cause an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services cease for any reason to function properly, Tenant shall have no claim for offset or abatement of Rent or damages on account of a interruption in service occasioned thereby or resulting therefrom.

         The Landlord shall have no liability to the Tenant for any stoppages of any heating, ventilating, air conditioning, electrical, janitorial, elevator or other service required to be provided by Landlord to Tenant under this Lease whenever and so long as such stoppage is necessary by reason of accident, emergency or strike or the making of repairs, maintenance (preventative or otherwise) installations, or changes which Landlord is required or permitted under this Lease or by law to make including the preparation of office space in the Building for other occupants which stoppage Landlord caused in good faith to be made because of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies for any other cause beyond Landlord's reasonable control.

         The Tenant shall not be entitled to any credit or rebate for electing to forego the use of any of the services and/or Common Areas made available to Tenant by Landlord.

                                  ARTICLE VIII
                                       USE
                                       ---

         Tenant shall use and occupy the Premises only for the purposes stated in Section 1.29 hereof. Throughout the Term of this Lease, the decor and fixturing of the Premises and the operation of Tenant's business conducted the Premises shall be consistent with the operation of a first-class, high quality office. The Use of the Premises must always be in compliance with all laws, ordinances, rules and regulations of all governmental authorities having jurisdiction. Tenant further agrees that it shall comply with all reasonable rules and regulations as may be adopted from time to time hereafter by Landlord. Tenant's use of electrical services shall not exceed either in voltage, rated capacity, or over all load that which Landlord reasonably determines necessary for normal office use. In the event Tenant shall request that it be allowed to consume electrical service in excess that so determined by Landlord to be necessary, Landlord may refuse consent to such usage or may consent upon conditions as Landlord elects.

                                   ARTICLE IX
                                    FINANCING
                                    ---------

         Section 9.1 Subordination. Landlord and Tenant agree that this Lease be and the same is hereby made subject and subordinate at all times to all covenants, declarations of protective covenants, restrictions, liens easements and encumbrances now or hereafter affecting the fee title of the Complex and to all ground and underlying leases and mortgages or any other method of financing or refinancing in any amounts, and all advances thereon which may now or hereafter be placed against or affect any or all of the Complex, and to all renewals, modifications, consolidations, participation, replacements and extensions thereof. The term "mortgages" as used herein shall be deemed to include trust indentures and deeds of trust. The aforesaid provisions shall be self-operative and no further instrument of subordination shall be necessary unless required by Landlord or any such ground or underlying landlords or mortgagees. Should Landlord or any group or underlying landlords or mortgagees desire confirmation of such subordination, then Tenant, within ten (10) days following Landlord's written request therefor, agrees to execute and deliver, without charge, any and all documents (in form acceptable to Landlord and such ground or underlying landlords or mortgagees) subordinating this Lease and the Tenant's rights hereunder. However, should Landlord or any such ground or underlying landlords or any mortgagees request that this Lease be made superior, rather than subordinate, to any such ground or underlying lease and/or mortgage then Tenant, within ten (10) days following Landlord's written request therefor, agrees to execute and deliver, without charge, any and all documents (in form acceptable to Landlord and such ground or underlying landlords or mortgagees) effectuating such priority.

         Tenant agrees that if requested by the holder of any mortgage constituting a first lien on the Premises, it will give to the holder of such mortgage duplicates of any notices under this Lease given by it to Lessor and any such mortgage holder, at its option, shall have the same right as Landlord to cure any default of Landlord.

         Section 9.2 Attornment. In the event of the sale, transfer or assignment of Landlord's interest in all or any portion of the Complex, or in the event any proceedings are brought for the foreclosure of or for the exercise of any power of sale under any mortgage on all or any portion of the Complex, at the option of the mortgagee, the Tenant shall attorn to the Perspective transferee, assignee or purchaser and recognize such party as Landlord under this Lease (to the extent applicable).

         Section 9.3 Joinders. The Tenant hereby agree/to join in and execute any and all documents pertaining to the Complex at no cost to Tenant which are requested by Landlord, including, but not limited to, land use plan amendments, zoning applications, development of regional impact applications, and all other permits, applications and/or documents to be filed with any governmental and/or quasi-governmental authorities with respect to the development of all or any portion of the Complex ("Joinders"), provided, that such Joinder shall not unreasonably or materially affect Tenant's ability to occupy the Premises and use the Premises for Tenant's Use.

         Section 9.4 Lender's Approval. It shall be a condition precedent Landlord's obligation under this Lease that the lender providing financing with respect to all or any portion of the Complex ("Lender") shall consent to the terms and provisions of this Lease. In the event that prior to the Commencement Date the Lender shall require modifications to any of the terms and provisions of this Lease, except with respect to the amount of the Rent required to be paid hereunder, then in the event the Tenant does not agree in writing to such changes within ten (10) days of written, request by Landlord to Tenant requesting such changes, the Landlord, at its option, shall have the right to terminate this Lease whereupon this Lease shall terminate and be null, void, and of no further force and effect, and the parties shall be released of all further obligations to each other under this Lease, and any advance payments made by Tenant shall be equitably prorated and such prorated amount immediately refunded to Tenant.


                                    ARTICLE X
            ASSIGNMENT, SUBLETTING, PLEDGING OR ENCUMBERING OF LEASE
            --------------------------------------------------------

         Notwithstanding anything to the contrary herein contained and notwithstanding any reference in this Lease to "subtenant" or "assignee" or "Concessionaire" or otherwise, Tenant will not assign this Lease in whole or in part, nor sublet all or any part of the Premises, unless given prior written consent by Owner which consent may be unreasonably withheld. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting or transfer by operation of law. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anyone other than Tenant, Landlord may collect Rent from the assignee, under-tenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Notwithstanding any assignment or sublease (even if consented to by Landlord or permitted by the terms of this Lease), Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease, and any such assignee or subtenant shall be bound by all of the terms, covenants and conditions of this Lease, including, but not limited to, the restrictions as to Use.

         If Tenant is a corporation (other than one whose shares are regularly and publicly traded on a recognized stock exchange) for the purpose of this Lease, any sale, transfer or assignment of a majority of the issued and outstanding stock of the Tenant shall be deemed an assignment under this Lease. Notwithstanding anything to the contrary contained in this Article X, Tenant, without being subject to the options afforded Landlord herein, shall have the right to assign this lease to any parent company, subsidiary affiliate or any resulting company into or with which Tenant is merged or consolidated and to enter into a sublease of all or part of the Premises to any such parent company, subsidiary or affiliate, subject, however, the Tenant's compliance with all the provisions of this Article upon which occurring Landlord shall give its consent to such assignment or subletting

         Any attempted assignment, pledge or encumbrance of this Lease or subletting of all or a portion of the Premises by Tenant without the prior written consent of Landlord shall be null and void, and any attempt by Tenant to assign, pledge or encumber this Lease or sublet a portion or all of the

Premises without the prior written consent of Landlord shall constitute a Default by Tenant of this Lease.

         In the event Tenant shall desire to sublet the Premises, in whole or in part, or assign Tenant's interest under this Lease, in whole or in part, Tenant shall give Landlord not less than thirty (30) days, prior written notice. Such notice shall set forth all pertinent business terms of the proposed assignment or subletting as well as the name and address of the proposed assignee or sublessee, information as to financial condition of such assignee or sublessee, and proposed use which assignee or sublessee desires to make of the Premises. Such notice shall bear the signature of the proposed lessee or assignee with attention to its accuracy. Tenant shall in addition, at Landlord's request furnish such other further information as Landlord may request concerning such proposed assignment or subletting. After receipt of such notice from Tenant, Landlord shall have the following options to be exercised in writing within thirty (30) days from the later to occur of: the receipt of Tenant's notice of such assignment or sublease or if Landlord shall request additional information from Tenant, the receipt of such additional information when furnished by Tenant to Landlord, to wit: (i) In the event Tenant's notice states Tenant's desire to make an assignment or a subletting of all or substantially all of the Premises, Landlord shall have the option to cancel and terminate this Lease as of the date proposed Tenant by for such assignment or subletting, which option shall be exercised in writing within the aforesaid thirty (30) day period and on which date the term of this Lease shall cease and expire with the same force and effect as if such date were originally provided herein as the expiration of the term hereof; or (ii) in the event Tenant's notice states Tenant's desire to make a subletting for less than all or substantially all of the Premises, Landlord shall have the option to be exercised in writing within said thirty (30) day period, to cancel and terminate this Lease only as to such portion of the Premises subject to termination and cancellation, to take effect as of the proposed effective date thereof as stated in Tenant's notice. In the event Landlord exercises this option, the Rent and all other charges payable hereunder shall be equitably adjusted as apportioned.

         If Landlord shall not exercise its forgoing options within the time set forth, Tenant shall still be required to obtain Landlord's prior written consent to any assignment or sublease. In the event Landlord should withhold or delay its consent to any proposed assignment or sublease, the sole remedy of Tenant shall be to institute an action for specific performance if Tenant believes that such withholding or delaying of consent was wrongful, and Tenant hereby expressly waives any claim for monetary damages by reason of such withholding or delaying of consent by Landlord.

         Further, Landlord may withhold its consent to any assignment or subletting if any of the following conditions pertain:

            (1) The financial condition and general reputation of the proposed assignee or subtenant are not consistent with the extent of the obligation undertaken by the proposed assignment or sublease;

            (2) The proposed use of the Premises is not appropriate for the Building or not in keeping with the character of the existing tenancies or permitted by the Tenant's Lease;

            (3) The nature of the occupancy of the proposed assignee or subtenant will cause an excessive density or traffic or make excessive demands on the Building's services or facilities or in any other way will lessen the character of the Building;

            (4) Tenant proposes to assign or sublet to one who at the time is a tenant or occupant of premises in the Building of which the Premises are a part (or to a subsidiary or related entity of such tenant or occupant) or to one with whom Landlord or its agents are actively negotiating for space in the Building;

            (5) Tenant proposes to assign or sublet all or a portion of the Premises at a rental rate less than the rental rate Landlord is then asking for other space in the Building; or currently in effect for this Lease, whichever is greater;

            (6) Tenant at the time of requesting Landlord's consent is in Default in the payment of any Rent or other sums or charges provided to be paid by Tenant hereunder, or Tenant is otherwise in Default under this Lease;

            (7) That each assignee of this Lease shall fail or refuse to assume in writing all of the terms, covenants and conditions of this Lease on the part of Tenant hereunder to be performed and observed;

            (8) That an original or duplicate original of the instrument of assignment and assumption (the terms of such assumption to be in form acceptable to Landlord) or of the sublease agreement shall not be delivered to Landlord within five (5) days following the making thereof;

            (9) That any instrument of sublease shall not specifically state that each sublease is subject to all of the terms, covenants and conditions of this Lease.


         If Landlord shall consent to such assignment on subletting, Tenant agrees to pay the Landlord the sum of Two Hundred Fifty ($250.00) Dollars as a processing fee for each assignment and/or subletting.


         Each permitted assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Rent, and for the due performance of all of the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease and any renewals and modifications hereof. No assignment shall be binding on Landlord unless, as hereinabove provided, such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent prior thereto. Any assignment, sublease or agreement permitting the use and occupancy of the Premises to which Landlord shall not have expressly consented in writing shall be deemed null and void and of no force and effect and shall, at Landlord's option, be deemed a Default by Tenant under this Lease.

                                   ARTICLE XI
                              ADDITIONAL COVENANTS
                              --------------------

         Section 11.1 Additional Covenants of Tenant. Tenant's use of the Premises and Common Areas shall be subject at all times during the Term to reasonable rules and regulations adopted by Landlord governing the use thereof. Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord. Tenant expressly acknowledges receipt of a copy of the existing rules and regulations which have been adopted by Landlord as of the date of this Lease.

         Section 11.2 Rules and Regulations. Landlord reserves the right from time to time to suspend, amend or supplement its rules and regulations applicable to the Complex. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to Tenant. Tenant agrees to comply with all additional and supplemental rules and regulations upon notices of same from Landlord.

         Section 11.3 Compliance with Laws and Requirements of Governmental Authorities. Tenant shall, at its expense, abate any nuisance pertaining to the use of the Premises and comply with all laws, fire codes and requirements of applicable governmental authorities with respect to the Premises or the use and occupancy thereof, including, but not limited to, any order to Landlord or Tenant arising from any violation thereof by (a) Tenant's use of the Premises;
(b) the manner of conduct of Tenant's business or the installation or the operation of its property in any portion of the Complex; (c) any cause or condition created by Tenant; or (d) the breach of any of Tenant's obligations under this Lease.

                                   ARTICLE XII
                                     DEFAULT
                                     -------

         Section 12.1 Immediate Default-Bankruptcy, Receivership, Insolvency. Any of the following acts shall constitute an immediate Default, without the necessity of Landlord giving notice to Tenant, to wit: If Tenant shall commit an act of bankruptcy, receivership, insolvency, reorganizations, dissolution, liquidation, or if other similar proceedings shall be instituted by Tenant for all or any part of its property under the Federal Bankruptcy Act or other law of the United States or of any state or other competent jurisdiction; or if any act of bankruptcy, receivership, insolvency, reorganizations, dissolution, liquidation or if other similar proceedings shall be instituted against Tenant for all or any part of Tenant's property under the Federal Bankruptcy Act or other law of the United States or of any state of competent jurisdiction, and Tenant shall either consent thereto or fail to cause the same to be discharged within sixty (60) days.

         Section 12.2 Monetary Default. If Tenant does not timely pay all of the Rent required to be paid by this Lease, or if Tenant shall fail to pay any of the other monetary obligations required by this Lease, and such failure to pay shall continue for three (3) days, then Tenant shall be in default.

         Section 12.3 Other Defaults. If Tenant fails to perform any of the other covenants, duties, agreements, undertakings or terms of this Lease, Landlord shall give Tenant thirty (30) days' written notice to cure the same or to commence to cure the same and diligently prosecute to completion if the same cannot be cured within a thirty (30) day period. If Tenant does not cure the breach or begin to take such steps and institute and diligently prosecute to completion such proceedings as will cure such breach (if same cannot be cured) within thirty (30) days after Landlord gives notice, Tenant shall be in Default.

         Section 12.4 Abandonment of Premises. If the Premises are deserted, vacated, or not used as regularly or consistently as would normally be expected for similar premises put to the same use or similar purposes as provided in
Article VIII, even though the Tenant continues to pay Rent, and Tenant does not cure such default within fifteen (15) days after notice from Landlord to Tenant, Tenant shall be in Default.

         Section 12.5 Landlord's Remedies Upon Default. In the event of any Default by Tenant, Landlord may take any action which is permitted under law or in equity for such Default and in addition to all other rights and remedies which Landlord may have, Landlord shall also have the immediate right of reentry and may remove all persons and property from the Premises all without service of notice or resort to legal process and without being guilty of trespass, and Landlord shall not become liable for any loss or damage which may be occasioned thereby. If Landlord reenters the Premises, Landlord may make such alterations and repairs as may be necessary in order to relet the Premises and relet said Premises or any portion thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and for such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting all rentals received by Landlord from such reletting shall be applied as follows: first, to the payment of any costs and expenses of such reletting or attempted reletting, including brokerage commissions, attorneys' fees and costs of alterations and repairs; second, to the payment of any Additional Rent due hereunder from Tenant to Landlord; third, to the payment of other Rent and adjustments to Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If such rental received from such reletting during any month (including amounts previously due) be less than the Rent to be paid during that month by Tenant hereunder, Tenant shall pay any deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention to terminate this Lease is given to Tenant or unless termination hereof is decreed by a court of competent jurisdiction. Notwithstanding any such reentry or taking of possession, Landlord may, at any time thereafter, elect to terminate this Lease for any previous Default. Notwithstanding any termination of this Lease by Landlord pursuant to any notice given by Landlord to Tenant, Landlord may collect damages from Tenant equal to all Rent that may have been payable by Tenant pursuant to this Lease during the remaining portion of the Term had the Lease not been so terminated (with all such payments to be applied as follows: first, to the payment of any costs and expenses incurred by Landlord with reletting or attempted reletting including brokerage commissions, attorneys' fees and costs of alteration, repairs; second, to the payment of any Additional Rent due hereunder from Tenant to Landlord; third, to the payment of other Rent and adjustments to Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as same may be due and payable hereunder. In addition to any other remedies it may have at law or in equity, Landlord may recover from Tenant all damages Landlord may incur by reason of such breach including the cost of recovering the Premises, reasonable attorneys' fees through and including all trial and appellate levels, and the amount of Rent reserved in this Lease for the remainder of the Term of this Lease, all of which amounts, at Landlord's option, shall be accelerated and immediately become due and payable from Tenant to Landlord.

         Section 12.6 Notice. Except as specified in Section, 12.3 or 12.4, Tenant expressly waives any demand for possession of the Premises and other property of Tenant thereon, or any demand for payment of Rent hereunder, or any notice of intention of Landlord to terminate this Lease or to reenter the Premises other than the notices hereinabove provided for in this Article XII, and Tenant expressly waives any other notice or demand prescribed by the Statutes of the State of Florida or any other applicable law, and Tenant agrees that services of the notices provided for herein may be made as set forth in this Lease.

         Section 12.7 Attorneys' Fees and Costs. The prevailing party, Landlord or Tenant, as the case may be, shall be entitled to attorneys' fees through and including all trial and appellate levels and all other costs incurred in any and all actions taken by or against it relating to this Lease.

         Section 12.8 Interest. All amount due to Landlord by Tenant shall bear interest at the rate of three percent (3%) per annum over the prime rate published from time to time by Chemical Bank, N.A. of New York (or similar institution if such rate ceases to be published) (which prime rate shall be its published prime rate and not necessarily the lowest rate charged to its most credit worthy customers), from the date any of such monies are due until the same shall be paid; provided, however, under no circumstances shall the interest collected by Landlord be in excess of the maximum nonusurious rate of interest permitted by the laws of the State of Florida. All costs, including attorneys' fees through and including all trial and appellate levels, incurred by Landlord because of Tenant's Default or breach of this Lease shall bear interest from the respective dates when the same have been paid by Landlord or should have been paid by Tenant, at the rate of three percent (3%) per annum over the prime rate published from time to time by Chemical Bank, N.A. of New York (or similar institution if such rate ceases to be published) (which prime rate shall be its published prime rate and not necessarily the lowest rate charged to its most credit worthy customers), until the same shall be repaired; provided, however, under no circumstances shall the interest collected by Landlord be in excess of the maximum nonusurious rate of interest permitted by the laws of the State of Florida.

         Section 12.9 Late Charge. In the event that any installment of Rent is not paid within ten (10) days of the date any such sum is due, Tenant agrees to pay a late charge equal to five percent (5%) of the amount of the unpaid Rent installment or $200 whichever is greater to defray Landlord's administrative charges with respect to such late payment.

                                  ARTICLE XIII
                       LANDLORD'S INTEREST NOT SUBJECT TO
                      MECHANICS' LIENS AND REMOVAL OF LIENS
                      -------------------------------------

         Section 13.1 Landlord's Interest Not Subject to Lions. All persons to whom these presents may come are put upon notice of the fact that Tenant shall never, under any circumstances, have the power to subject the interest of Landlord in the Premises or any portion of the Complex to any mechanics' or materialmen's lien or liens of any kind. All persons who may hereafter, during the continuance of this Lease, furnish work, labor, services or materials to the Premises, or any portion of the Complex upon the request or order of Tenant, or any person claiming under, by or through Tenant, are to look wholly to the interest of Tenant and not to that of Landlord.

         Section 13.2 Tenant's Obligation to Remove Liens. Tenant shall not permit or suffer to be filed or claimed against the Premises or any portion of the Complex during the continuance of this Lease any lien or liens of any kind arising out of the action of Tenant, including those filed notwithstanding
Section 13.1 above; and if any such lien be claimed or filed, Tenant covenants, within the time now about to be limited, to cause the Premises and/or the Complex to be released from such claim or lien ("Claim"), either through the deposit into court pursuant to statute of the necessary sums of money, or in any other way which is competent legally to effect the release ("Release") of the Premises and/or the Complex from the Claim. The time within which Tenant must effect such Release of the Premises and/or the Complex, as aforesaid, is as follows:

            (1) If the Claim shall have been evidenced through the giving of a written notice of lien claim, and if such notice be filed in the Public Records of Palm Beach County, Florida, then Tenant shall effect such Release from such Claim within thirty (30) days after the time when such Claim shall have been filed in the Public Records of Palm Beach County, Florida.

            (2) If the Claim be evidenced, without notice having been given as aforesaid, through the filing of a suit in a court having jurisdiction of the subject matter, in which suit the Claim is asserted and sought to be enforced, then Tenant must effect the Release within 20 (twenty) days after the time when service of process shall have been completed against Tenant or Landlord in the suit.

            In the event that Tenant shall violate the terms and provisions of this paragraph, such violation shall constitute an immediate Default by Tenant under this Lease.

                                   ARTICLE XIV
                             REPAIRS AND MAINTENANCE
                             -----------------------

         Section 14.1 Repairs by Landlord. Landlord shall make necessary structural repairs to the exterior walls (including doors, signs and the exterior of and the frames surrounding all windows); necessary repairs to the roof, foundations, load bearing items, plumbing, pipes and conduits located outside of the Premises and in the Common Areas. Landlord shall maintain the heating, ventilation and air conditioning systems in the Building. Landlord shall not be required to make any repairs where the same were made necessary by any act or omission or negligence of Tenant, any subtenant or concessionaire, or their respective employees, agents, invitees, licenses, visitors or contractors, or by fire or other casualty or condemnation, except as provided in Articles XXIV and XXV. Landlord and Tenant agree that in the event that Landlord begins to make such repairs within a reasonable period of time, (in light of repair or damage required to be made) after receiving notice from Tenant that such repairs are necessary, Landlord shall not be liable for any damage resulting prior to Landlord making such repairs.

         Section 14.2 Repairs and Maintenance by Tenant. Tenant shall make and pay for all interior repairs to the Premises and all equipment and systems serving the Premises exclusively and shall repair and/or replace all things which are necessary to keep the same in a good state of repair and operating order, such as (but not limited to) all fixtures, furnishings, lighting and signs of Tenant. Tenant shall also maintain, replace and keep in good repair and operating order all inside walls, carpeting, floor and ground surfaces serving the Premises or located within the Premises. Tenant shall at all times keep the Premises and all exterior entrances, glass and show moldings, partitions, doors, floors, fixtures, equipment and appurtenances thereof in good order, condition and repair, and in a reasonably satisfactory condition of cleanliness, including reasonable periodic painting of the Premises and Tenant shall make such other necessary repairs in and to the Premises not specified in Section 14.1 hereof as being the responsibility of Landlord.

                                   ARTICLE XV
                            ADDITIONS AND ALTERATIONS
                            -------------------------

         Section 15.1 By Landlord. In the event Landlord shall hereafter determine in its sole and absolute discretion, and without any obligation to do so, to erect additional structures or to construct improvements on all or any portion of the Complex, Tenant hereby consents thereto and to the performance of work necessary to effect the same and attendant inconvenience caused thereby, provided Landlord agrees to use reasonable efforts to minimize such attendant inconvenience to Tenant's ability to utilize the Premises. The design, materials and performance of necessary work therefor shall be in the sole unrestricted discretion of Landlord.

         Section 15.2 By Tenant. Notwithstanding anything contained hereto to the contrary, Tenant shall not make any changes, alterations or improvements affecting the Premises or the structure of any portion of the Complex without the prior written consent of the Landlord. Prior to the commencement of any work performed by Tenant with respect to the Premises, Tenant shall be required to obtain Landlord's prior written approval of the plans and specifications therefor (which approval as to non-structural changes, alterations and improvements affecting only the interior of the Premises shall not be unreasonably withheld or delayed provided the same does not affect the HVAC efficiency, all of Landlord's requirements for bonding, insurance and other contractor requirements have been satisfied and such plans conform with the quality of materials and standards of design, motif and decor of the Building). Any work performed by Tenant shall be performed at Tenant's sole cost and expense and shall be maintained and repaired at the expense of Tenant and all such work shall be free of all liens, encumbrances and security interests of any type. Tenant shall supply paid bills, releases of liens, affidavits and other evidences which Landlord may reasonably request to demonstrate that all of Tenant's works are free and clear of all liens and encumbrances. Any work done by Tenant under the provisions of this Section 15.2 shall not unreasonably interfere with the use by the other tenants of their premises in the Building, nor interfere with Landlord's ownership, operation and maintenance of the Common Areas. Tenant shall pay to Landlord a supervision fee (which shall include the cost of review of the proposed Tenant's changes) equal to ten percent (10%) of the certified cost of completion of Tenant's changes. Prior to the commencement of Tenant's changes, Tenant shall pay to Landlord ten percent (10%) of the certified cost of completion (the "Estimated Payment") as Additional Rent. Within fifteen (15) days after completion of Tenant's changes, Tenant shall furnish Landlord with a statement, certified by an officer or principal of Tenant to be accurate and true of the cost of completion of Tenant's changes (the "Total Cost"). If such certified statement furnished by Tenant shall indicate that the Estimated Payment exceeded ten percent (10%) of the Total Cost, Landlord shall forthwith either (a) pay the amount of excess directly to Tenant concurrently with the delivery of the certified statement or (b) permit Tenant to credit the amount of such excess against the subsequent payments of Rent due hereunder. If such certified statement furnished by Tenant shall indicate that ten percent (10%) of the Total Cost exceeded Tenant's Estimated Payment, Tenant shall simultaneously with the delivery to Landlord of the certified statement pay the amount of such excess to Landlord as Additional Rent.

                                   ARTICLE XVI
                                    INSURANCE
                                    ---------

         Section 16.1 Insurance Coverage. Tenant shall obtain and keep in full force and effect during the performance of any work by Tenant and thereafter throughout the Term, at Tenant's sole cost and expense, (a) Comprehensive General Liability insurance, to afford protection in such amount as Landlord may reasonably determine and in event less than Three Hundred Thousand Dollars ($300,000.00) combined single limit for bodily injury and/or property damage; and which insurance shall include Independent Contractor's Liability, Products/Completed Operations Liability and Board Form Comprehensive General Liability endorsements; (c) "all risk" property insurance, including coverage for flood and earthquake, upon Tenant's property, improvements and betterment, alterations and property for which Tenant is legally liable, or which was installed by or on behalf of Tenant and which is a portion of the Premises, in an amount equal to the full replacement value thereof; (d) during the course of construction of any alteration, including during performance of Tenant's Work, and until completion thereof, Builder's Risk insurance on an "all risk" basis on a completed value form for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors), and Landlord's mortgagee in all work incorporated in the Complex and all materials and equipment in or about the Premises; (e) Workers' Compensation insurance, as required by law; and (f) such other insurance in such amounts as Landlord or Landlord's mortgagees may reasonably require from time to time. Tenant shall have the right to insure and maintain the insurance coverage set forth in this Section under blanket insurance policies covering other premises operated by Tenant so long as such blanket policies comply as to term and amount with the insurance provisions set forth in this Lease.

         Section 16.2 Policy Standard. All policies of insurance procured by Tenant shall be issued in form and substance acceptable to Landlord by insurance companies with general policy holder's ratings of not less than A and in a Financial Size Category of not less than XIII, as rated in the most current available Best's Insurance Reports, or the then equivalent thereof, and licensed to do business in the State of Florida and authorized to issue such policy or policies. All policies of insurance procured by Tenant shall be written as primary policies not contributing with, nor in excess of, coverage that Landlord may carry. Tenant shall not carry separate or additional insurance concurrent in form or contributing, in the event of any loss or damage with any insurance required to be obtained by Tenant under this Lease.

         Section 16.3 Named Insured. All insurance required to be procured pursuant to Section 16.2 hereof shall name Landlord and its managing agent, if any, any underlying lessor and each of Landlord's mortgagees whose names and addresses shall previously have been furnished to Tenant by Landlord as additional insured, and each such policy shall contain an endorsement that each of Landlord, its managing agent, if any, and Landlord's mortgagees, and any underlying lessor although named as an additional insured, nevertheless shall be entitled to recover under said policies for any loss or damage occasioned to it, its agents, employees, contractors, directors, shareholders, partners and principals (disclosed and undisclosed) by reason of the negligence or tortious acts of Tenant, its servants, agents or mortgagees be specifically named as additional insured in the insurance policy in order to be protected thereby, Tenant shall not be in default under this Lease for failure to provide the insurance required by this Section 16.3 with respect to such persons if Landlord fails, within thirty (30) days after Tenant's written request, to provide Tenant with the names of such persons; provided, however, Tenant shall be required to amend such insurance policy within thirty (30) days from the time Landlord provides Tenant with the names of such persons to be named as additional insured. All policies of insurance procured by Tenant shall contain endorsements providing as follows: (a) that such policies may not be materially changed, amended, reduced, cancelled or allowed to lapse with respect to Landlord or Landlord's mortgagee or any underlying lessor except after thirty (30) days prior written notice from the insurance company to each, sent by registered mail; and (b) that Tenant shall be solely responsible for the payment of all premiums under such policies and that Landlord shall have no obligation for the payment thereof notwithstanding that Landlord is or may be named as an additional insured.

         Section 16.4 Waiver of Subrogation. Each party shall include in each of its insurance policies covering loss, damage or destruction by fire or other insured casualty a waiver of the insurer's right of subrogation against the other party, or if such waiver should be unobtainable or unenforceable, (a) an express agreement by each party's insurance company that such policy shall not be invalidated if the insured waives or has waived before the casualty or liability the right of recovery against any party responsible for a casualty or liability covered by the policy, or (b) any other form of permission by each party's insurance company for the failure of the other party. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable, the insured party shall so notify the other party promptly after learning thereof. During any period while the foregoing waiver of right of recovery is in effect, Landlord shall look solely to the proceeds of its property insurance policies to compensate Landlord for any loss occasioned by fire or other insured casualty. During any period while the foregoing waiver of right of recovery is in effect, Tenant shall look solely to the proceeds of its policies to compensate Tenant for any loss occasioned by fire or other insured casualty.

         Section 16.5 Certificates. Duly executed certificates of insurance (including evidence of the waivers of subrogation required pursuant to Section
16.4 hereof) or, if required by Landlord or Landlord's mortgagee, original policies together with reasonably satisfactory evidence of payment of the premiums therefor, shall be delivered to Landlord and Landlord's mortgagee on or before the day Tenant begins Tenant's Work. Any endorsements to any such policies shall also be so deposited not less than ten (10) days prior to the expiration of such policy. The minimum limits of any insurance coverage required herein to be carried by Tenant shall not limit Tenant's liability under this Lease.

         Section 16.6 Re-evaluation of Coverage. Landlord may, from time to time, (but not more frequently than once in any twelve (12) month period) reasonably review and modify the insurance requirements contained in this
Article XVI.

         Section 16.7 Landlord's Right to Make Insurance Payments. If Tenant shall at any time neglect to maintain the insurance coverage as herein required, Landlord may, at its election, procure or renew such insurance and the amount so paid therefore by Landlord, including reasonable expenses, shall be so much Additional Rent due to Landlord from Tenant and shall be payable on the next Rent payment date after such payment.

         Section 16.8 Compliance with Policies. Tenant shall not violate or permit the violation of any condition imposed by any fire insurance, other casualty insurance or liability insurance policy carried by Landlord or Tenant with respect to the Premises, or any portion of the Complex and shall not do or permit anything to be done, or keep or permit anything to be kept in the Premises which may; (a) subject Landlord to any liability or responsibility for the personal injury or death of any person or any property damage; (b) increase the fire, other casualty or liability insurance rates on the Complex above the rate which would otherwise then be in effect; or (c) result in insurance companies of good standing refusing to insure the Complex in amounts reasonably satisfactory to Landlord. If for any reason Tenant or anyone claiming by, through or under Tenant fails to comply with the foregoing provision and the rate of any insurance policy on the Complex shall be higher than it otherwise would be, Tenant shall reimburse Landlord on demand for that part of the premium or premiums for insurance coverage paid by Landlord because of such failure to comply on the part of Tenant in addition to any other remedies which Landlord may have pursuant to this Lease, such reimbursement shall be deemed Additional Rent and shall be in addition to Tenant's Proportionate Share of Operating Costs as provided in Section 4.5.2 hereof. In determining whether any increase in such rates is the result of anyone claiming by, through or under Tenant, a schedule or rule book issued by the Insurance Service Organization or any insurance rating organization having jurisdiction selected by Landlord, or the rating procedures or rules of Landlord's insurance company(s) shall be conclusive evidence of the several items and charges which made up the insurance rates and premiums.

                                  ARTICLE XVII
                                    INDEMNITY
                                    ---------

         Tenant covenants and agrees that it will protect, save and keep Landlord forever harmless and indemnified against and from any penalty or damage or charge claimed or imposed for any violation of any laws, ordinances, rules or regulations whether occasioned by the neglect of Tenant of those holding under Tenant; against and from any and all loss, cost, damage or expense, including attorneys' fees through and including all trial and appellate levels, arising out of or from any accident or other occurrence, due to the acts or neglect of Tenant, or its servants or agents, on or about the Premises or any portion of the Complex, causing injury to any person whomsoever or damage to property whatsoever; and, against and from any and all claims and against and from any and all loss, cost, damage or expense arising out of the operation or possession of the Premises and any failure of Tenant in any respect to duly and timely comply with and perform all of the requirements and provisions of this Lease.

         Tenant further covenants and agrees that it will forever defend and indemnify Landlord and hold it harmless from any and all claims, suits, judgments, loss, cost, damage or expense including attorneys' fees through and including all appellate levels made by or for any contractor, employee of a contractor or any other person whomsoever arising out of or in any way connected with any contract with Tenant or its agents or employees in connection with any work, construction, installation or alterations made or being made or performed in or about the Premises.

         If Landlord shall without any fault on its part be made party to any litigation commenced by or against Tenant, Tenant shall and will pay all costs including reasonable attorneys' fees through and including all trial and appellate levels incurred by or imposed on Landlord by or in connection with such litigation and all such costs including reasonably attorneys' fees when paid by Landlord shall become at once a first and valid lien upon Tenant's leasehold interest and upon all property of Tenant located on the Premises.

         Landlord is hereby indemnified by Tenant and Landlord shall not be liable to Tenant, or to anyone claiming under or through Tenant, for any loss or damage which may be occasioned by any event occurring as a result of Tenant's negligence, occupancy or use of the Premises or the Building including fire or water, deluge or overflow, bursting, leaking or running over of water pipes, plumbing or fixtures, gas, steam, sewerage, wiring or other apparatus or by rain or other water being or coming upon the Premises.

                                  ARTICLE XVXII
                      LIEN FOR RENT AND LANDLORD'S PROPERTY
                      -------------------------------------

         Section 18.1 Lien for Rent. The entire amount of Rent reserved and agreed to be paid hereunder and each and every installment thereof, including but not limited to, the amount of all taxes, assessments, water charges and insurance herein provided for if paid by Landlord under the provisions of this Lease, all costs, including reasonable attorneys' fees through and including all trial and appellate levels, and the amount of all expenses which may be incurred by Landlord in enforcing the provisions of this Lease or on account of any delinquency of Tenant in carrying out any of the provisions of this Lease, shall be and are hereby declared to be a valid lien upon Tenant's leasehold interest in, the Premises and all of Tenant's improvements and all of Tenant's equipment located upon the Premises, and all other property as provided pursuant to Chapter 83, Florida Statutes.

         Section 18.2 Landlord's Property. All attached fixtures, partitions and air conditioning, ventilating and heating equipment, attached in or on to the Premises at the commencement of or during the Term of this Lease whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, and shall become the property of Landlord and shall not be removed by Tenant at the expiration of the Term of this Lease. Tenant's furniture and equipment including desks, tables, chairs and other furniture purchased by Tenant which may be removed without undue damage to the premises may be removed by Tenant at the expiration of the Term of this Lease; provided, that Tenant is not in Default at the time of the expiration of the Term and provided that the Premises are left in good condition resulting from the removal of said property, reasonable wear and tear excepted.

                                   ARTICLE XIX
                 REMEDIES CUMULATIVE - WAIVER NOT TO BE INFERRED
                 -----------------------------------------------

         Except to the extent specifically set forth in this Lease, no remedy herein or otherwise conferred upon or reserved to Landlord and Tenant shall be considered exclusive to any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder or hereafter existing at law or in equity or by statute. Further, all powers or remedies given by this Lease to Landlord and Tenant may be deemed expedient. No delay or omission of Landlord or Tenant to exercise any right or power arising from any Default shall impair any such right or power or shall be considered to be a waiver of any such Default or an acquiescence therein. Notwithstanding anything contained herein to the contrary, in no event shall the Tenant have the right to terminate this Lease as a result of any Default by Landlord.

         No waiver of any breach of any covenant, agreement or provision of this Lease shall be construed or held to be a waiver of any other breach or waiver, acquiescence or as consent to a further or succeeding breach of the same covenant, agreement or provision.

         Neither the rights herein given to receive, collect, sue for any Rent(s), monies or payments nor to enforce any of the terms, provisions or conditions of this Lease nor to prevent the breach or nonobservance thereof nor the exercise of any such right or of any other right or remedy hereunder or otherwise granted or arising shall in any way affect or impair the right or power of Landlord to declare ended the Term hereby granted and to terminate this Lease in the manner provided in this Lease because of any Default by Tenant.

                                   ARTICLE XX
                       RIGHT OF INSPECTION, ACCESS, DUCTS,
                CHANGES TO BUILDING AND RIGHT TO EXHIBIT PREMISES
                -------------------------------------------------

        Section 20.1 Right of Inspection. Landlord or Landlord's duly authorized representative may at such reasonable times and in such manner as not to unreasonably interfere with the business of Tenant enter and inspect the Premises. The Landlord shall have the right to enter the Premises without notice at any time with respect to any emergency which necessitates Landlord or Landlord's duly authorized representatives entering the Premises. Tenant shall provide keys necessary.

        Section 20.2 Access. Landlord reserves for itself entry through the Premises that permits access to any other part of the Complex including, but not limited to, the lobby, hallways, exterior building walls, windows, core corridor walls, doors, other entrances, terraces or roofs adjacent to the Premises and to any space in, under or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, for the purposes of operation, maintenance, decoration or repair thereof; provided, however, that access will be at reasonably appropriate hours unless an emergency occurs.

        Section 20.3 Ducts. Tenant shall permit Landlord to install, use and maintain, replace or add additional pipes, lines, utilities, ducts and conduits within walls, load bearing columns and ceilings located in, under or on the Premises; provided, however, that access will be at reasonably appropriate hours unless an emergency occurs and shall be conducted with an effort to minimize interruption of Tenant's Use of Premises and provided further that Landlord will indemnify Tenant for any damages to Tenant's Premises or personality, arising out of Landlord utilizing the provisions of this Section.

        Section 20.4 Changes to Building. Landlord reserves the right at any time before or after completion of the Building to make changes to theBuilding and/or Complex (including, but not limited to the right to construct additional buildings on the Complex) without incurring any liabilities to Tenant therefore; provided, however changes may not be made to the Premises without Tenant's consent unless such changes will not adversely affect in material manner, Tenant's access to the Premises as designed, or any affect Tenant's peaceful enjoyment and Use of the Premises as contemplated by this Lease.

        Section 20.5 Right to Exhibit Premises. Any time during the last one hundred twenty (120) days of the Term of this Lease, Landlord may, during the normal business hours, and with reasonable notice to Tenant, enter Premises with a prospective tenant and exhibit the Premises to said prospective tenant. Landlord shall have the right, upon reasonable notice to Tenant, to enter the Premises with a prospective purchaser and exhibit the Premises to such prospective purchaser at any time.

                                   ARTICLE XXI
                            SURRENDER UPON TERMINATION
                            --------------------------

        Tenant covenants and agrees to and with Landlord that upon the termination of this Lease by forfeiture or upon expiration of the Term, Tenant shall at once surrender and deliver up to Landlord the Premises in good condition, reasonable wear and tear excepted, and Tenant shall surrender all keys for the Premises to the Landlord at the place then fixed for the payment of Rent and shall inform Landlord of all combinations on all locks and safes, if any, in the Premises. Tenant, on the expiration or so0ner termination of this Lease, shall be required to remove all vaults and safes installed by Tenant in the Premises. Tenant's obligation to observe and perform this covenant shall survive the expiration or other termination of the Term of this Lease. If Tenant shall default in so surrendering the Premises, Tenant's occupancy subsequent to such expiration, whether or not with the consent or acquiescence of Landlord, shall be deemed to be that of a tenancy at will and in no event from month to month or from year to year and it shall be subject to all of the terms, covenants and conditions of this Lease applicable thereto except that Annual Rent then in effect shall be twice the amount then otherwise payable and no extension or renewal of this Lease shall be deemed to have occurred by such holding over.

        Prior to the expiration or sooner termination of this Lease, Tenant shall remove any and all trade fixtures, equipment and other unattached items which Tenant may have installed, stored or left in the Premises or elsewhere in the Building, including, but not limited to, counters, shelving, show cases, signs, lettering or advertising material on any glass, chairs, vaults and safes and unattached movable machinery purchased or provided by Tenant and which are susceptible of being moved without damage to the Building. Tenant shall repair any damage to the Premises or other portion of the Complex caused by its removal of such fixtures, property, signs and moveables. In the event Tenant does not make such repairs, Tenant shall be liable for and agrees to pay Landlord's costs and expenses in making such repairs, together with a sum equal to fifteen percent (15%) of such costs and expenses to cover Landlord's overhead in making such repairs for Tenant. Except as is specifically permitted hereunder, Tenant shall not remove any plumbing or electrical fixtures or equipment, floor coverings (including, but not limited to, wall to wall carpeting) walls or ceilings, all of which shall be deemed to constitute a part of the freehold and/or leasehold interest of Landlord, nor shall Tenant remove any fixtures or machinery that were furnished or said for by Landlord (whether initially installed or replaced). The Premises shall be left in a broom-clean condition. If Tenant shall fail to remove its trade fixtures or other property as provided in this Article XXI, such fixtures and other property not removed by Tenant shall be deemed abandoned by Tenant and, at the option of Landlord, shall become the property of Landlord or, at Landlord's option, may be removed by Landlord at Tenant's expense plus fifteen percent (15%) as hereinabove provided, or place in storage at Tenant's expense, or sold or otherwise disposed of, in which event the proceeds of such sale or other disposition shall belong to Landlord

                                  ARTICLE XXII
                   DURATION OF LIABILITY, NON-LIABILITY, LIMIT
                 OR LIABILITY AND DAMAGE TO PROPERTY OR PERSONS
                 ----------------------------------------------

        Section 22.1 Duration of Liability. The term "Landlord" as use in this Lease, so far as covenants and obligations on the part of the Landlord are concerned, shall be limited to the mean and include only the owner or owners at the time in questions of the Premises, and in the event of any transfer or transfers of the Premises, Landlord (and in case of any subsequent transfers or conveyances, the grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all personal liability as respects the performance of any covenant or obligation in the part of the Landlord as contained in this Lease thereafter to be performed, provided that any such transfer, in which Tenant may hav an interest, shall be turned over to the grantee and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of Lease shall be paid to Tenant, and provided further, that the interest of the successive transferee in the Premises shall at all times remain subject to and liable for the performance of all covenants on the part of the Landlord contained in this Lease.

        Section 22.2 Damage to Property or Persons. Landlord shall not be liable for any loss of or damage to property of Tenant or of others located in the Premises or any portion of the Complex, by theft or otherwise, nor for any loss or damage whatsoever to any property which Tenant could remove at the end of the Term as provided in Section XXI hereof irrespective of the cause of such injury, damage or loss. Landlord shall not be liable for any injury or damage to persons or property or to the Premises resulting from fire, explosion, falling plaster, steam, gas electricity, water, rain or leaks from any part of the Complex or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature. Landlord shall not be liable for any such injury or damage caused by other tenants or any person(s) either in the Premises or elsewhere in the Complex, or by the public, or quasi-public work. In no event shall Landlord be liable for any interruption or failure in the supply of any utility. Landlord shall not be liable for any latent defect in construction. Landlord shall not be responsible for damage or loss of property of Tenant kept or stored on the Premises, no matter how caused. Notwithstanding anything contained herein to the contrary, in no event shall Landlord ever be liable for any consequential damages.

        Section 22.3 Limit of Liability. Tenant shall look soley to Landlord's interest in the Complex (or the proceeds thereof) of the satisfaction of any of Tenant's rights or remedies or for the collection of a judgment or other judicial process requiring the payment of money by Landlord in the event of any default by Landlord hereunder. Landlord share have no personal liability and no property or assets of Landlord (other than the Complex) shall be subject to the levy, execution, judgment or other enforcement procedure for the satisfaction of Tenant's rights or remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises.

                                  ARTICLE XXIII
                                 TIME OF ESSENCE
                                 ---------------

         Time is of the essence in the performance of this Lease.

                                  ARTICLE XXIV
                                 EMINENT DOMAIN
                                 --------------

        Section 24.1 Tenant's Duty. In the event of a partial taking of the Premises under the power of eminent domain at any time during the Term, Tenant shall repair or rebuild Tenant's improvements in conformity with the requirements of this Lease.

        Section 24.2 Condemnation. In the event that the whole of the Premises shall be condemned or taken in any manner for any public or quasi-public use or less than the whole of the Premises is condemned or taken and it is not economically feasible to continue to operate the remaining portion of the Premises, this Lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that a part of the Complex shall be so condemned or taken (whether or not the Premises are taken and whether or not it is economically feasible to operate the remaining portion of the Premises), then: (i) if substantial structural alteration or reconstruction of the Complex shall, in the reasonable opinion of Landlord, be necessary or appropriate as a result of such condemnation or taking, Landlord may, at its option, terminate this Lease and the Term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title or (ii) if Landlord does not elect to terminate this Lease as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that, effective as of the date of vesting of title, the Annual Rent shall be equitably abated to the extent, if any, the Premises is taken. In the event that only a part of the Complex shall be so condemned or taken and this Lease and the Term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, from the proceeds of the condemning authority, restore with reasonable diligence the remaining structural portions of the Premises (to the extent taken) as nearly as practicable to the same condition as it was prior to such condemnation or taking and Tenant shall restore the Premises to, as nearly as practical, to the same condition as it was prior to such condemnation.

        In the event of termination in any of the cases hereinabove provided, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the Term of this Lease, and all Rent and other charges hereunder shall be apportioned as of such date.

        In the event of any condemnation or taking hereinabove mentioned of all or a part of the Premises, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any part thereof, and Tenant shall be entitled to receive no part of such award. Tenant shall, however, be entitled to claim, prove and receive in such condemnation proceeding such award as may be allowed for trade fixtures, alterations and improvements constructed by Tenant at its sole expense (amortized over the balance of the Term) but only if such award shall be in addition to the award payable to Landlord as set forth above.

         Section 24.3 Governmental Action Short of Physical Taking. In the case of any governmental action not resulting in the taking of any portion of the Premises, but creating a right to compensation therefore, such as, without limitation, a change of the grade of any street, this Lease shall continue in full force and effect without reduction or abatement of any Rent thereafter due and payable. Landlord shall be entitled to receive the entire amount of compensation made with respect to any such governmental action.

                                   ARTICLE XXV
                        DAMAGE OR DESTRUCTION OF BUILDING
                        ---------------------------------

         Section 25.1 Tenant's Duty. In the event of any damage or destruction to the Premises at any time during the Term (whether by casualty or condemnation), Tenant shall repair or rebuild Tenant's improvements in conformity with the requirements of this Lease.

         Section 25.2 Rent Abatement. If the Premises are rendered untenantable as a result of any damage or total destruction by fire or other casualty (unless caused by Tenant or its employees' or agents' negligence or willful actions), the Annual Rent shall be equitably adjusted to the extent the Premises are untenantable for the period from the date of such damage or destruction until the earlier to occur of: (i) the date the Premises are rendered tenantable for Tenant to repair Tenant's improvements; or (ii) Tenant opens for business.

         Section 25.3 Substantial Destruction. If the Complex, Building and/or the Premises are substantially damaged or destroyed by fire or other casualty, then Landlord may terminate this Lease by giving Tenant notice ("Casualty Termination Notice") to such effect within ninety (90) days after the casualty causing such damage. The Term of this Lease shall terminate and expire upon the thirtieth (30th) day after the Casualty Termination Notice is given and Tenant shall vacate the Premises and surrender the same to Landlord on or before said date. The Premises and/or the Building (whether or not the Premises are damaged) shall be deemed substantially damaged or destroyed: (i) if the cost of the repair or restoration after an insurable casualty occurs is fifty percent (50%) or more of the then full replacement cost of the Building or the Premises (as applicable); or (ii) if the cost of repair and restoration after any non-insurable casualty occurs is fifteen percent (15%) or more of the then full replacement cost of the Building or the Premises (as applicable). The Complex (whether or not the Premises are damaged) shall be deemed substantially damaged or destroyed if: (i) the cost of repair or restoration after an insurable casualty occurs is fifty percent (50%) or more of the then replacement cost of the Complex; or (ii) the cost of repair or restoration after any non-insurable casualty occurs is five percent (5%) or more of the then replacement cost of the Complex.

         Section 25.4 Repair of Damage. If Landlord does not elect to terminate this Lease after a casualty, Landlord shall proceed with due diligence to repair or rebuild the Complex, Building and/or the Premises in order to enable Tenant to occupy the Premises.

                                  ARTICLE XXVI
                                     NOTICES
                                     -------

         All notices, demands or other communications made pursuant to this Lease shall be in writing and shall be deemed to have been duly given, upon the delivery thereof by hand to the appropriate addresses herein set forth as evidenced by a signed receipt for same or on the first business day after mailing by United States registered or certified mail, return receipt requested, postage pre-paid, or by a reputable overnight express courier, addressed as set forth in Article I, or to such other address or to such other person as any party may designate to the other for such purpose in the manner hereinabove set forth.

                                  ARTICLE XXVII
              ESTOPPEL CERTIFICATE, PROHIBITION OF RECORDING LEASE
              ----------------------------------------------------

       Section 27.1 Estoppel Certificate. Landlord and Tenant each agree, as reasonably requested by the other party to execute and deliver to the other, within ten (10) days of receipt of the request therefore, a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modification, stating the modification and that the Lease is in full force and effect as modified), certifying the dates to which the Rent as adjusted has been paid, and stating whether or not, to the best knowledge of the signer, the other party is in breach in the performance of any of its obligations under this Lease, and if so, specifying each such breach of which the signer has knowledge, it being intended that any such, statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

       Section 27.2 Lease Not to be Recorded. The Tenant shall not record this Lease or any memorandum of its terms. In addition to all other rights and remedies available to Landlord, the parties agree that the recording of this Lease may create a cloud upon the title of the Complex and the Tenant does hereby indemnify and hold the Landlord harmless for all loss, expenses, including but not limited to attorneys' fees and court costs through all trial and appellate levels which may be incurred by Landlord as a result of Tenant's breach of the terms and provisions of this paragraph. In addition to any and all other rights or remedies available at law or in equity, Landlord shall specifically have the right of injunctive relief to cause any memorandum in violation of this provision to be vacated of record. Landlord reserves the right (but not the obligation) to record this Lease or any memorandum of its terms. Tenant agrees that upon the written request of Landlord, Tenant shall execute a Memorandum of this Lease in form and content (consistent with the terms hereof) acceptable to Landlord.

                                 ARTICLE XXVIII
                         REPRESENTATIONS AND AGREEMENTS
                         ------------------------------

       Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease and any addendum attached hereto or made a part hereof. It is understood and agreed that this Lease alone fully and completely expresses the parties' agreement and that this Lease is entered into after full investigation, neither Party relying upon any statement or representation not embodied in this Lease or any addendum hereto.

                                  ARTICLE XXIX
                                SECURITY DEPOSIT
                                ----------------

       Tenant has deposited with Landlord the Security Deposit referred to in
Article I, the receipt of which (subject to collection if paid by check) is hereby acknowledged. The Security Deposit shall be held by Landlord without interest as security for the faithful performance by Tenant of all the terms of this Lease including, but not limited to the payment of Rent and the performance of all obligations of Tenant under this Lease. The Security Deposit may be commingled with the general funds of the Landlord. The Security Deposit may not be assigned, transferred or encumbered by the Tenant and any such acts shall be without force and not binding upon Landlord. If any Rent herein reserved or other sum or charge payable by Tenant to Landlord hereunder shall be overdue or unpaid, then Landlord may, at its option without prejudice to any other remedy therefore, apply the entire Security Deposit or so much thereof, as may be appropriate to compensate Landlord towards payment of Rent or loss or damage sustained by Landlord as a result of such breach on the part of Tenant and Tenant shall forthwith upon demand restore such Security Deposit to the original sum deposited. Provided Tenant has complied with all terms and provisions of this Lease, then Landlord agrees to cause the Security Deposit to be returned to Tenant within fifteen (15) days after the expiration of the Term and timely and proper vacation of the Premises by Tenant. In the event Landlord's interest under this Lease is transferred the Security Deposit shall be transferred to the successor landlord and the existing Landlord with whom the Security Deposit was deposited or previously transferred to shall be relieved from any and all liability hereunder.

                                   ARTICLE XXX
                        EXCUSE OF LANDLORD'S PERFORMANCE
                        --------------------------------

         Anything in this Lease to the contrary notwithstanding, Landlord shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease if same shall be due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, government regulations or controls, inability to obtain any material or service or through an act of God or any other cause reasonably beyond the control of Landlord. Landlord shall not be liable for failure to give Tenant possession in accordance with the provisions of this Lease, due to any of the foregoing conditions. The time for Landlord's performance shall be extended as a result of any of the foregoing.

                                  ARTICLE XXXI
                           RELATIONSHIP OF THE PARTIES
                           ---------------------------

         Nothing contained in this Lease shall be deemed or construed as creating the relationship of principal and agent or of partnership or joint venture between the parties hereto, it being understood and agreed that neither the method of computing Rent nor any other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of Landlord and Tenant.

                                  ARTICLE XXXII
                            REQUIREMENT OF EXECUTION
                            ------------------------

         The submission by Landlord to Tenant of this Lease in draft form shall be deemed submitted solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option for the leasing of the Premises herein described, nor confer any right or impose any obligations upon either party. The submission by Landlord of this Lease for execution by Tenant and the actual execution and delivery thereof by Tenant to Landlord shall similarly have no binding force and effect unless and until Landlord shall have executed this Lease and delivered a copy of this Lease fully executed by Landlord to Tenant.

                                 ARTICLE XXXIII
                                 SCOPE OF LEASE
                                 --------------

         This Lease covers all of the covenants, conditions, stipulations and provisions agreed upon between the parties hereto, and no employee or agent (other than an authorized officer) of Landlord has authority to change, modify or alter the terms hereof, and neither party is, nor shall be, bound by any inducement, statement, representation, promise or agreement not in conformity herewith. In no event shall this Lease or any provisions hereof be deemed to be amended, modified or changed in any manner whatsoever, except and unless set forth and provided for in a writing executed by Landlord and Tenant, respectively.

                                  ARTICLE XXXIV
                                  GOVERNING LAW
                                  -------------

         This Lease shall be governed by the laws of the State of Florida and venue with respect to any litigation shall be in Palm Beach County, Florida.

                                  ARTICLE XXXV
                             ACCORD AND SATISFACTION
                             -----------------------

         No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earlier Rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

                                  ARTICLE XXXVI
                      PROVISIONS RELATING TO INTERPRETATION
                      -------------------------------------

        Article, Paragraph and Section titles in this Lease are intended only for convenience and for ease of reference, and in no way do such titled define, limit or in any way affect this Lease or the meaning or contents of any material contained herein.

        Whenever the context so required, the use of any gender shall be deemed to include all genders, the use of the plural shall include the singular and the singular shall include the plural.

                                 ARTICLE XXXVII
                      EFFECT OF INVALIDITY OF ANY PROVISION
                      -------------------------------------

        If any provision or provisions of this Lease should be held to be invalid or unenforceable by any court of competent jurisdiction, such ruling shall not affect the validity or enforceability of the remainder of this Lease but the Lease (as so modified) shall remain in full force and effect.

                                 ARTICLE XXXVIII
                                    BROKERAGE
                                    ---------

         Tenant covenants, warrants and represents that except for the Specified Broker(s), Tenant has not dealt with any real estate brokers, salesmen or consultants in the finding, negotiation or execution of this Lease and Tenant hereby indemnifies Landlord for any claims, costs or damages (including, but not limited to, attorneys' fees and court costs through all trial and appellate levels) arising from any breach of the foregoing covenants, warranties and representations.


                                  ARTICLE XXXIX
                                JOINT PREPARATION
                                -----------------

         The preparation of this Lease has been a joint effort and the resulting Lease shall not as a matter of judicial construction be construed more severely against either Landlord or Tenant.


                                   ARTICLE XL
                                    RADON GAS
                                    ---------


        Radon gas is naturally occurring radioactive gas, that when it has accumulated in a building in sufficient quantities, may present a health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health unit.

                                   ARTICLE XLI
                                 PARKING SPACES
                                 --------------

        Tenant is hereby granted 2 (two) parking spaces in the underground garage of the building for the purpose of parking automobiles (no trucks, full-size vans or service vehicles), for the term of this Lease. The exact location of the 2 (two) parking spaces shall be determined within (60) sixty days by Landlord at the Landlord's sole discretion.

                                  ARTICLE XLII
                              CONDITION OF PREMISES
                              ---------------------

        The Premises shall be leased in essentially "AS IS" condition except as provided for specifically herein. Landlord shall completely remove the four offices marked with an "X" on Exhibit B and the cabinet and wall adjacent to the existing entrance door also marked with an "X". Landlord shall replace the existing metal entrance door with double solid core wooden doors and shall create a demising wall along the southern wall of the Premises. The entire Premises will be repainted and new building standard carpet shall be installed on all floor surfaces. Finally, the cabinets being removed shall be relocated to the adjacent office. The foregoing work shall be construed as Landlord's Work and shall be at Landlord's sole cost and expense. Any other work of any nature and kind whatsoever shall be deemed Tenant's Work and shall be at Tenant's sole cost and expense.

                                  ARTICLE XLIII
                                  OVERTIME A/C
                                  ------------

        Tenant hereby acknowledges that by activating the after hours air conditioning control unit at any time there will be a charge of $10.00 (ten dollars) per hour.

        IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed in their respective names by their duly authorized officers on the day and year for set forth below each party's execution.

Signed, sealed and delivered "LANDLORD"
in the presence of:

                                    South Palm Beach Financial Corp.
                                    1499 W. Palmetto Park Rd., Suite 400
                                    Boca Raton, Florida 33486



/s/ Heather Golden                  By: /s/ Leland M. Morris
------------------------------          ----------------------------------
Witness                                 Leland M. Morris, President

                                   Dated:      4/4/95
                                           --------------------

                                   "TENANT"

                                   First Colonial Securities Group. Inc.
                                   1499 W. Palmetto Park Road, Suite 312
                                   Boca Raton, Florida 33486


/s/ Heather Golden                 By: /s/ Michael Golden
------------------------------         -----------------------------------
Witness                                Michael Golden, President

                                    Dated:      4/4/95
                                           ---------------------

                                   EXHIBIT "A"
                        LEGAL DESCRIPTION - BUILDING LAND

PARCEL 1:

A parcel of land lying in Boca Raton, Palm Beach County, Florida, said land bearing a portion of Block 11 of Replat of Country Club Village, Section "A" Plat Book 25, Pages 149 and 150 of the Public Records of Palm Beach County, Florida, said land being more particularly described as follows:

Beginning at the Northwest corner of the aforesaid Block 11; thence with a bearing of Due East along the North line of Block 11, a distance of 213.94 feet to a point; thence with a bearing of S. 0o 27' 25" E., a distance of 678.12 feet to the Point of Beginning; thence with a bearing of N. 89o 32' 35" E., a distance of 75.00 feet to a point; thence with a curve to the right having a radius of 25.00 feet, an arc length of 39.27 feet to a point; thence with a bearing of S. 0o 27' 25" E., a distance of 225.00 feet to a point on the North right-of-way line of Palmetto Park Road; thence with a bearing of S. 89o 32' 35" W., along said North right-of-way line of Palmetto Park Road being the South line of Block 11, a distance of 300.00 feet to a point; thence with a bearing of
N. 1o 18' 55" W., along the West line of Block 11, a distance of 250.08 feet to a point; thence with a bearing of N. 89o 32' 35" E., a distance of 203.75 feet, more or less, to the Point of Beginning.

Containing 1.730 Acres, more or less and rights-of-way of record.

PARCEL 2: (EASEMENT PARCEL)

Non-exclusive, perpetual easement appurtenant to and for the benefit of Parcel 1 as defined and set forth in the Declaration dated December 29, 1982 and recorded on January 26, 1983, in Official Records Book 3869, at page 1124, Public Records of Palm Beach County, Florida for ingress and egress and passage by pedestrians and vehicular traffic and vehicular parking upon, across and through the following described property:

A parcel of land lying in Boca Raton, Palm Beach County, Florida, said being a portion of Block 11 of Replat of Country Club Village, Section "A" Plat Book 25, Pages 149 and 150 of the Public Records of Palm Beach County, Florida, said land being more particularly described as follows:

Beginning at the Northwest corner of the aforesaid Block 11; thence with a bearing of Due East along the North line of Block 11, a distance of 213.94 feet to a point; thence with a bearing of S. 0o 27' 25" E., a distance of 678.12 feet to a point; thence with a bearing of S. 89o 32' 35" E., a distance of 203.75 feet to a point on the West line of Block 11; thence with a bearing of N. 0lo 18' 55" W., along the West line of Block M, a distance of 679.90 feet, more or less, to the Point of Beginning.

Containing 3.255 Acres, more or less.

                                   EXHIBIT "C"
                              RULES AND REGULATIONS

        1. The rights of tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenant's premises for the tenants and their employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairway are for emergency use only and that shall not be used for any other purpose by tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and public facilities as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

        2. The Landlord may refuse admission to the Building outside of ordinary business hours to any person not having a security pass card issued by the Landlord or the tenant whose premises are to be entered and not otherwise properly identified, and may require all persons admitted to or leaving the Building outside ordinary business hours to register. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise for the safety of the tenants and protection of the property of the Building and tenants. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provision of this rule. Canvassing, soliciting or peddling in the Building is prohibited and every tenant shall cooperate to prevent the same.

        3. No tenant shall obtain or accept for its use in the premises ice, food for on the premises preparation other than warming, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by the Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by the Landlord are not excessive and where appropriate and consonant with the security and proper operation of the Building sufficient persons are so authorized for the same service to provide tenants with a reasonably competitive selection. Such services shall be furnished only at such hours and in such places within the tenant's premises and under such reasonable regulations as may be fixed by the Landlord. Tenant may a coffee service, subject to Landlord's approval, and a kitchen for the of its employees.


        4. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.


        5. No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, except that the name of the tenant may be displayed on the entrance door of the tenant's premises, and in the elevator lobbies of the floors which are occupied entirely by any tenant, subject to the approval of the Landlord as to the size, color and style of such display. The inscription of the name of the tenant on the door of the tenant's premises shall be done by Landlord at the expense of the tenant. Listing of the name of the tenant on the directory boards in the Building shall be done by the Landlord at its expense; any other listings shall be at the sole discretion of the Landlord.

        6. No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by the Landlord shall be used in a tenant's premises. Linoleum tile or other floor covering shall be laid in a tenant's premises only in a manner approved by the Landlord.

        7. The Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it stand shall be brought into or kept upon a tenant's premises. If, in the judgment of the Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the sole expense of the tenant and in such manner as the Landlord determine. The moving of safes and other heavy objects shall take place outside of ordinary business hours upon previous notice to the Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to the Landlord and, if so required by law, shall a Master Rigger's license. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only in the freight elevator and through the service entrances and corridors, and only during the hours and in a manner approved by the Landlord. Arrangements will be made by the Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building.

        8. No machines or mechanical equipment of any kind other than typewriters and other ordinary portable business machines, may be installed or operated in any tenant's premises without Landlord's prior written consent, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant's premises shall be so equipped, installed and maintained by such tenants to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

        9. No noises, including the playing of any musical instruments, radio or television, which, in the judgment of the Landlord might disturb the other tenants in the Building, shall be made or permitted by any tenant, and no cooking shall be done in the tenant's premises, except as expressly approved by the Landlord. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant. Any cuspidors or similar containers or receptacles used in any tenant's premises shall be cared for and cleaned by and at the expense of the tenant.

        10. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage the same. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

        11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises and no lock on any door therein shall be changed or altered in any respect. Additional keys for a tenant's premises and toilet rooms shall be procured only from the Landlord which may take a reasonable time to procure. Any costs associated with obtaining additional keys for tenants shall be borne solely by the tenant. Upon the termination of a tenant's lease, all keys for the tenant's premises and toilet rooms shall be delivered to the Landlord.

        12. All entrance doors in each tenant's premises shall be left 1ocked and all windows shall be left closed by the tenant when tenant's premises are not in use. Entrance doors shall not be left open at any time.

        13. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

        14. All windows in each tenant's premises shall be kept closed and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's premises.

        15. Neither tenant or any of its employees, agents or visitors shall at any time keep or have at the Building or tenant's premises any kerosene, camphene, benzine, naptham gasoline or any inflammable or combustible fluid, chemical or explosive during the term of tenant's lease.

        16. Landlord shall in no way be responsible to any tenant for any loss of property from its premises, however occurring, or for any damage to the furniture or other effects of any tenant.

        17. The Building and/or the tenant's premises shall not be used for gambling or any immoral or illegal purposes.

        18. The parking lot shall be used only for parking and deliveries, and shall not be used for vehicle repairs or servicing. Disabled vehicles or vehicles parked for more than two (2) consecutive days may be towed by Landlord at the vehicle owner's expense. Any damage to the parking lot caused by tenant or tenant's agents, employees, invitees or guests may be repaired by Landlord at tenant's expense, and the cost of such repairs shall be payable by tenant as additional rent.

        19. Landscaped areas may not be used for parking or storage. Any damages to landscaped areas caused by tenant or tenant's agents, employees, invitees or guests may be repaired by Landlord at tenant's expense, and the cost of such repairs shall be payable by tenant as additional rent.

        20. Landlord shall have the right to prohibit any advertising by tenant which in Landlord's opinion is harmful to the Building, its reputation or its desirability as an office building. Tenant shall discontinue such advertising immediately upon written notification to it from the Landlord.

        21. Landlord reserves the right to rescind, alter, waive or modify the foregoing rules and regulations at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable or proper for the reputation, safety, care and cleanliness of the Building and for the preservation of good order therein, its best interest and for the best interest of the other tenants. Any such other and further rules and regulations shall be binding upon the parties hereto with the same force and effect as if they had been inserted at the time of the execution of the Lease. No alteration or waiver of any rule or regulation in favor of one tenant shall operate as alteration or waiver in favor of any other tenant. The Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed by the Building.

                                   EXHIBIT "D"
                               JANITORIAL SERVICES
DAILY:

   1.     Empty and damp wipe all ashtrays and sand urns

   2. Empty all trash containers and replace all plastic liners which are soiled and torn

   3.     Clean, sanitize and polish all water fountains and coolers

   4. Remove finger marks and smudges from all glass entrance doors and partitions

   5. All interior surfaces and fixtures in the elevators will be dusted and wiped daily

   6.     Damp mop common area hard surfaced floors with an approved cleaner

   7.     Restrooms:


          A. Empty all trash containers and replace all plastic liner for daily sanitary purposes

          B.  Wash all mirrors

          C.  Clean all countertops with commercial cleaner

          D.  Clean sinks with disinfectant cleaner and polish all hardware

          E.  Clean urinals inside and out with disinfectant cleaner

          F. Clean toilet bowls inside and out, and damp wipe the seat, top and bottom with disinfectant cleaner

          G.  Damp mop floor using disinfectant cleaner

          H. Damp wipe, clean and disinfect all marble surfaces. Spot wipe and clean where necessary. Walls and partitions are to be of hand prints and dust.

          I. Replenish hand soap, towels, tissue and sanitary napkins as necessary.

BI-WEEKLY:


   1. Wipe all door plates, kick plates, brass and metal fixtures within the building

   2. Dust all authorized furniture and reachable, horizontal surfaces with treated cloth or yarn duster

   3. Dust mop all stairways and landings with treated yarn dust mop. Railings, ledges and equipment are to be included

   4. Sweep or dust mop all hard surfaced floors in offices with a treated yard dust mop. Floors will be damp mopped as necessary when dirt cannot be removed by sweeping or dust mopping. Special attention will be given to areas under all furniture and equipment to prevent accumulation of dust and dirt. Floor dusting will be done after furniture has been dusted

   5.     Vacuum all carpeted areas. Spot clean as necessary

MONTHLY:

         1.    Dust all baseboards

QUARTERLY:

        1.     Damp clean all glass doors and partitions completely

        2.     Polish all office furniture with an approved furniture polish

SEMI-ANNUALLY:

        1.     Dust all venetian blinds. Damp wipe as necessary

        2.     Clean all elevator, bathroom and common area light fixtures

ANNUALLY:

        1. All walls will be brushed down with an approved wall duster or vacuum cleaner

                                 LEASE ADDENDUM

This Lease Addendum entered into this 13th day of January, 1997 between South Palm Beach Financial Corporation as Landlord and First Colonial Securities Group, Inc. as Tenant is attached to and forms part of that certain Lease dated April 4, 1995.

                                  WITNESSETH:

WHEREAS, Landlord and Tenant desire to further modify, amend and supplement the Lease on the terms, covenants and conditions set forth more particularly herein below:

1.) The Premises shall be expanded to include the former suite 310 which is adjacent to the existing Premises. A floor plan of suite 310 in its current configuration is attached hereto as Exhibit "A". Upon the execution of this Lease Addendum suite 310 will forever after also be known as suite 312 only. Tenant shall be granted occupancy of the expansion space immediately upon the execution of this Lease Addendum.

2.) Tenant shall accept the expansion space indicated on Exhibit A, the former suite 310, in absolutely "AS IS" condition. Landlord shall pay to Tenant immediately after the execution of this Lease Addendum the sum of $7,500.00 as consideration for Tenant accepting the expansion space in its present condition and configuration. It is understood Tenant will utilize said $7,500.00 for improvements to the expansion space. The exact nature of the improvements shall be determined solely by Tenant, but shall include new building standard carpet. In no event shall Landlord incur any expense whatsoever other than the above $7,500 in connection with Tenant's occupancy of the expansion space.

3.) Section 1.21 of the Lease is hereby amended to (5,960) rentable square feet.

4.) The Term of the Lease shall be extended two (2) additional years. Therefore, the Lease shall now terminate on April 30, 2002.

5.) The Base Rent for the period beginning February 1, 1997 and ending April 30, 1997 shall be $8,605.00 plus sales tax per month.

6.) Section 4.2 of the Lease shall be amended to read: Adjustment of Rent. The Base Rent for each successive year shall be as follows:

     (a) for the year beginning May 1, 1997 and ending April 30, 1998, $108,396.00 plus sales tax payable at $9,033.00 plus tax per month.

     (b) for the year beginning May 1, 1998 and ending April 30, 1999, $113,820.00 plus sales tax payable at $9,485.00 plus tax per month.

     (c) for the year beginning May 1, 1999 and ending April 30, 2000, $119,520.00 plus sales tax payable at $9,960.00 plus tax per month.

     (d) for the year beginning May 1, 2000 and ending April 30, 2001, $125,496.00 plus sales tax payable at $10,458.00 plus tax per month.

     (e) for the year beginning May 1, 2001 and ending April 30, 2002 $131,760.00 plus sales tax payable at $10,980.00 plus tax per month.

7.)  Article XLI of the Lease shall now provide for five (5) parking spaces.

8.) Tenant shall pay as Additional Rent starting in 1997 and continuing through tile remainder Term of this Lease, 7.0% of all ad valorem, non-ad valorem and real estate taxes, in excess of the 1996 taxes, which are then attributed to the Complex. After the end of each calendar year, Landlord shall furnish Tenant a statement of the actual taxes and Tenant shall pay to Landlord 7.0% of the increase, if any, no later than ten days after notice from Landlord to Tenant.

9.) The Lease, as further modified by this Lease Addendum, is hereby ratified and confirmed. All other terms and conditions not expressly modified herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Lease Addendum on the date first set forth above.

WITNESS:                             LANDLORD:
                                     South Palm Beach Financial Corp.

/s/ Lisa Pallifrone                  By: /s/ Leland Morris
------------------------                -------------------------------
                                        Leland Morris, President

WITNESS:                             TENANT:
                                     First Colonial Securities Group, Inc.

/s/ Lisa Pallifrone                  By: /s/ Michael Golden
------------------------                --------------------------------
                                        Michael Golden, President

                                     Date: 1/13/97
                                          -------------------------------

                               2nd LEASE ADDENDUM

This 2nd Lease Addendum entered into this 5th day of June, 1998 between South Palm Beach Financial Corporation as Landlord and First Colonial Securities Group, Inc. as Tenant is attached to and forms part of that certain Lease dated April 4, 1995, which Lease was subsequently amended by Lease Addendum on January 13, 1997.

                                  WITNESSETH:

WHEREAS, Landlord and Tenant desire to further modify, amend and supplement the Lease on the terms, covenants and conditions set forth more particularly herein below:

1.) The Premises shall be expanded to include the former suite 300 which is across the hall from the existing Premises. A floor plan of suite 300 in its current configuration is attached hereto as Exhibit "A". Upon the execution of this 2nd Lease Addendum suite 300 will forever after also be known as suite 312 only. Tenant shall be granted occupancy of suite 300 on July 1, 1998.

2.) Tenant shall accept the expansion space indicated on Exhibit A, the former suite 300, in absolutely "AS IS" condition. In no event shall Landlord incur any expense whatsoever in connection with Tenant's occupancy of the expansion space.

3.) Section 1.21 of the Lease is hereby amended to (7,400) rentable square feet.

4.) The Base Rent for the period beginning July 1, 1998 and ending April 30, 1999 shall be $12,120.00 plus sales tax per month.

5.) Section 4.2 of the Lease shall be further amended to read: Adjustment of Rent. The Base Rent for each successive year shall be as follows:

     (a) for the year beginning May 1, 1999 and ending April 30, 2000, $152,700.00 plus sales tax payable at $12,725.00 plus tax per month.

     (b) for the year beginning May 1, 2000 and ending April 30, 2001, $160,344.00 plus sales tax payable at $13,362.00 plus tax per month,

     (c) for the year beginning May 1, 2001 and ending April 30, 2002, $168,360.00 plus sales tax payable at $14,030.00 plus tax per month.

6.)  Article XLI of the Lease shall now provide for six (6) parking spaces.

7.) Effective July 1, 1998 Paragraph 8 of the Lease Addendum dated January 13, 1997 shall be modified to reflect that Tenant's proportionate share of real estate taxes shall increase to 8.75 percent. However, for the period January 1, 1998 through June 30, 1998 the proportionate share shall remain 7.0%. There shall be no other changes to said Paragraph

8.) The Lease and Lease Addendum, as further modified by this 2nd Lease Addendum, are hereby ratified and confirmed. All other terms and conditions not expressly modified herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this 2nd Lease Addendum on the date first set forth above.

WITNESS:                                 LANDLORD:
                                         South Palm Beach Financial Corp.

/s/ Karen Williams                       By: /s/ Leland Morris
-------------------------                   --------------------------------
/s/ Alan Kane                               Leland Morris, President
-------------------------

WITNESS:                                 TENANT:
                                         First Colonial Securities Group, Inc.

/s/ [Signature illegible]                By: /s/ Michael Golden
-------------------------                   ---------------------------------
/s/ Alan Kane                               Michael Golden, President
-------------------------